Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-239610

Capital Securities of Goldman Sachs Capital I (with a liquidation amount of $1,000 per security) fully and unconditionally guaranteed, to the extent described herein, by The Goldman Sachs Group, Inc.

The capital securities were issued on February 20, 2004 by Goldman Sachs Capital I, a Delaware statutory trust, which we refer to as the Issuer Trust. We, The Goldman Sachs Group, Inc., own all of the outstanding trust common securities of the Issuer Trust, and fully and unconditionally guarantee, on a junior subordinated basis, payment of amounts due on the capital securities to the extent described in this prospectus. Capital securities are preferred securities representing preferred beneficial interests in the Issuer Trust. The sole assets of the Issuer Trust are $967,787,000 aggregate principal amount of 6.345% subordinated debt securities due February 15, 2034 of the Goldman Sachs Group, Inc.

Distributions on the capital securities are cumulative and will be payable semi-annually in arrears on February 15 and August 15 of each year to the extent the Issuer Trust receives payment on our subordinated debt securities. Distributions on the capital securities may be deferred for up to 10 consecutive semi-annual periods at a time. The capital securities may be redeemed at any time at a redemption price that includes a make-whole amount as described in this prospectus.

Your investment in the capital securities involves risks. You should read “Risk Factors of the Capital Securities” beginning on page 9 before buying the capital securities, so that you may better understand those risks.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Goldman Sachs & Co. LLC (“GS&Co.”) or any other affiliate of The Goldman Sachs Group, Inc. may use this prospectus in a market-making transaction in the capital securities. We will not receive any proceeds from such market-making transactions.

Goldman Sachs & Co. LLC

Prospectus dated July 1, 2020.

AVAILABLE INFORMATION

The Goldman Sachs Group, Inc. is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of The Goldman Sachs Group, Inc., please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the applicable contract or other document. You may review a copy of the registration statement through the SEC’s Internet site.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to any of the SEC filings referenced in the list below. Any information referred to in this way in this prospectus is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

The Goldman Sachs Group, Inc. incorporates by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (File No. 001-14965);

(2)	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 (File No. 001-14965);

(3)

Current Reports on Form 8-K dated January 6, 2020 and filed on January 7, 2020, dated and filed on January 15, 2020 (which is only incorporated by reference to the extent stated therein), dated and filed on January  23, 2020, dated January 27, 2020 and filed January  28, 2020, dated and filed February  7, 2020, dated March 12, 2020 and filed March  16, 2020, dated and filed March 19, 2020, dated and filed March  30, 2020, dated and filed April 15, 2020 (which is only incorporated by reference to the extent stated therein), dated April  30, 2020 and filed May 4, 2020 and dated June 29, 2020 and filed June 30, 2020 (File No. 001-14965); and

(4)

All documents filed by The Goldman Sachs Group, Inc. under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) on or after the date of this prospectus and before the termination of the offering of securities under this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Investor Relations, 200 West Street, New York, New York 10282, telephone (212) 902-0300.

No separate financial statements of the Issuer Trust are included in this prospectus. The Goldman Sachs Group, Inc. and the Issuer Trust do not consider that such financial statements would be material to holders of the capital securities because the Issuer Trust is a special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the corresponding subordinated debt securities of The Goldman Sachs Group, Inc. and issuing the trust securities. Furthermore, taken together, The Goldman Sachs Group, Inc.’s obligations under the corresponding subordinated debt securities, the subordinated debt indenture under which the corresponding subordinated debt securities was issued, the amended and restated trust agreement, the expense agreement and the guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the capital securities of the Issuer Trust. For a more detailed discussion, see “The Issuer Trust”, “Description of Capital Securities and Related Instruments”, “Description of Capital Securities and Related Instruments — Corresponding Subordinated Debt Securities” and “Description of Capital Securities and Related Instruments — Guarantee and Expense Agreement” below. In addition, The Goldman Sachs Group, Inc. does not expect the Issuer Trust to file reports under the Exchange Act with the SEC.

SUMMARY INFORMATION

This summary highlights information contained elsewhere, or incorporated by reference in, this prospectus. This summary is not complete and does not contain all the information that you should consider before investing in the capital securities. You should read this entire prospectus carefully, including the documents incorporated by reference, which are described under “Available Information.”

In this prospectus, references to “The Goldman Sachs Group, Inc.,” “we,” “our” and “us” refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries. References to “Goldman Sachs” refer to The Goldman Sachs Group, Inc., together with its consolidated subsidiaries and affiliates. We refer to the Capital Securities as the “capital securities.” Also, references to “holders” of the capital securities mean The Depository Trust Company or its nominee and not indirect owners who own beneficial interests in capital securities through participants in The Depository Trust Company or other entities unless otherwise stated. Please review the special considerations that apply to indirect owners in this prospectus, under “Legal Ownership and Book-Entry Issuance”.

The Goldman Sachs Group, Inc.

The Goldman Sachs Group, Inc. is a leading global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and individuals. Founded in 1869, the Firm is headquartered in New York and maintains offices in all major financial centers around the world. The Firm’s principal executive offices are located at 200 West Street, New York, New York 10282, telephone (212) 902-1000. The Goldman Sachs Group, Inc. is a bank holding company and a financial holding company regulated by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”). The Firm’s U.S. depository institution subsidiary, Goldman Sachs Bank USA, is a New York State-chartered bank. The capital securities and the corresponding subordinated debt securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The Issuer Trust

Goldman Sachs Capital I is a Delaware statutory trust that was created in 2004 solely for the purpose of issuing capital securities to investors and trust common securities to us and investing the aggregate proceeds in an equivalent amount of our subordinated debt securities. The subordinated debt securities described below that are held by the Issuer Trust are the sole assets of the Issuer Trust.

The principal executive office of the Issuer Trust is c/o The Goldman Sachs Group, Inc., 200 West Street, New York, New York 10282, and the Issuer Trust’s telephone number is (212) 902-1000.

The Capital Securities

Each capital security represents an undivided preferred beneficial interest in the assets of the Issuer Trust.

Liquidation Amount	$1,000 per capital security.

Issuer Trust Assets	Approximately $968 million aggregate principal amount of 6.345% junior subordinated debentures due February 15, 2034 of the Goldman Sachs Group, Inc., which we refer to as the “corresponding subordinated debt securities” or the “subordinated debt securities”, with interest rate, distribution, redemption and liquidation terms that correspond to the terms of the capital securities. See “Description of Capital Securities and Related Instruments — Corresponding Subordinated Debt Securities” below.

Distributions	The Issuer Trust will pass through to the holders of its capital securities as distributions the interest payments it receives from us on the corresponding subordinated debt securities. Distributions on the capital securities are cumulative and will be payable semi -annually in arrears at the annual rate of 6.345% on February 15 and August 15 of each year. When we say that distributions on the capital securities are cumulative, we mean that if distributions are deferred or otherwise not paid, they will accumulate until paid out. The amount of distributions payable for any period will be computed on a 30/360 (ISDA) basis as described below under “Description of the Capital Securities and Related Instruments — Distributions”.

Deferral of Distributions; Certain Tax Consequences

Unless an event of default under the subordinated debt indenture with respect to the subordinated debt securities has occurred and is continuing, we may, on one or more occasions, defer interest payments on those debt securities for up to 10 consecutive semi-annual periods. However, during any such extension period, we and our subsidiaries, subject to limited exceptions, may not declare or pay any dividends on, or redeem, purchase, acquire or make a liquidation or guarantee payment with respect to, any shares of our capital stock or any of our debt that ranks junior to or pari passu with the corresponding subordinated debt securities. A deferral of interest payments cannot extend beyond the maturity date of the corresponding subordinated debt securities, which is February 15, 2034. If we defer interest payments, the Issuer Trust also will defer the payment of distributions on the capital securities. During any extension period, your distribution will continue to accrue, and interest on the unpaid distributions will continue to compound, semi-annually. During any extension period, you will be required to accrue interest income and include it in your gross income for U.S. federal income tax purposes, even if you are a cash basis taxpayer. Permitted deferrals of interest payments and distributions will not result in a default or event of default.

Ranking	Except as described below under “Description of the Capital Securities — General”, the capital securities of the Issuer Trust will rank (i) equally, and payments on them will be made pro rata, with the trust common securities of the Issuer Trust, (ii) junior to all of our senior indebtedness (and most of our senior subordinated debt) and (iii) senior to our common stock. However, the capital securities will rank senior to the trust common securities as to payment if and so long as we fail to make a principal or interest payment on the corresponding subordinated debt securities when due. Neither the capital securities, the corresponding subordinated debt securities nor the guarantee will contain any terms that will limit our ability to incur additional indebtedness, including indebtedness that would rank senior in priority of payment to the corresponding subordinated debt securities and the guarantee.

Optional Redemption	We may redeem the capital securities, in whole at any time or in part from time to time, provided that no partial redemption may occur when distributions are deferred.

In addition, we may elect to redeem the capital securities, in whole but not in part, at any time upon the occurrence of:

•	changes in U.S. income tax laws or regulations that could have adverse tax consequences for us or the Issuer Trust; or

•	changes in laws or regulations that pose more than an insubstantial risk that the Issuer Trust will be required to register as an “investment company” under the Investment Company Act of 1940.

In each case, the redemption price will include a make-whole amount as described below under “Description of the Capital Securities — Redemption or Exchange” plus accumulated and unpaid distributions to the redemption date. The make-whole amount will be smaller if the redemption is due to a tax or regulatory event than if it is not. Our right to redeem the corresponding subordinated debt securities and therefore the Issuer Trust’s ability to redeem the capital securities is subject to regulatory approval as described under “Description of the Capital Securities — Redemption or Exchange”

Liquidation Distribution	We may dissolve the Issuer Trust at any time.

If we dissolve the Issuer Trust, the Issuer Trust will distribute the corresponding subordinated debt securities to holders in exchange for the capital securities. Under certain circumstances, the holders of capital securities may be entitled to receive an amount equal to the aggregate of the liquidation amount plus any accrued and unpaid distributions. In all cases, however, distributions will be made only to the extent of the Issuer Trust’s assets that are available after satisfaction of all liabilities to creditors, if any.

Voting Rights	Holders of the capital securities will have only limited voting rights and, except upon the occurrence of certain events described in this prospectus, will not be entitled to vote.

FDIC	The capital securities and the corresponding subordinated debt securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Guarantee

The guarantee agreement executed by us for the benefit of the holders of the capital securities will be subordinated with respect to the capital securities but will not guarantee payment of distributions or amounts payable on redemption or liquidation of such capital securities when the Issuer Trust does not have funds available to make such payments. See “Description of Capital Securities and Related Instruments — Guarantee and Expense Agreement” below for further details.

Structure of the Issuer Trust

•  Upon initial issuance of the capital securities and trust common securities in 2004, the Issuer Trust used the proceeds received from investors to purchase the corresponding subordinated debt securities. From time to time, capital securities and trust common securities have been exchanged for corresponding amounts of subordinated debt. Approximately $939 million liquidation amount of capital securities and $29 million liquidation amount of trust common securities remain outstanding.

• We make semi-annual interest payments on the corresponding subordinated debt securities to the Issuer Trust.
• The Issuer Trust uses the semi-annual interest payments it receives from us to pay the semi-annual distributions to the holders of the capital securities.
• We will guarantee, on a subordinated basis, payments of amounts due on the capital securities to the extent provided under “Description of Guarantee”.
See “Relationship Among the Capital Securities and the Related Instruments” below.

Book-Entry Issuance Only

The capital securities will be issued only in book-entry form — i.e., as global securities registered in the name of The Depository Trust Company (“DTC”), New York, New York, or its nominee. The sale of the senior guaranteed securities will settle in immediately available funds through DTC. You will not be permitted to withdraw the capital securities from DTC except in the limited situations described under “Legal Ownership and Book-Entry Issuance — What is a Global Security? — Special Situations When a Global Security Will Be Terminated.”

Investors may hold interests in a global security through organizations that participate, directly or indirectly, in the DTC system. Those organizations include Euroclear and Clearstream, Luxembourg. See “Legal Ownership and Book-Entry Issuance” below for additional information about indirect ownership of interests in the capital securities.

When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Use of Proceeds

Neither we nor the Issuer Trust will receive any proceeds from market-making transactions in the capital securities.

RISK FACTORS OF THE CAPITAL SECURITIES

An investment in the capital securities involves a number of risks. You should carefully review the following risk factors and the other information contained in this prospectus and in the documents incorporated by reference in this prospectus, including the description of investment risks relating to an investment in the securities of The Goldman Sachs Group, Inc. described under “Risk Factors” in Part I, Item IA or our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and “Risk Factors” in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, before deciding whether this investment is suitable for you.

You Are Making an Investment Decision With Regard to the Subordinated Debt Securities

As Well As the Capital Securities

The Issuer Trust relies on the payments it receives on the corresponding subordinated debt securities to fund all payments on its capital securities. In addition, the Issuer Trust may distribute the corresponding subordinated debt securities in exchange for its capital securities upon its dissolution and liquidation. Accordingly, you should carefully review the information in this prospectus regarding both of these securities.

Payments on the Capital Securities Are Dependent on Our Payments

on the Subordinated Debt Securities

The ability of the Issuer Trust timely to pay distributions on the capital securities and to pay the liquidation amount is dependent upon our making the related payments on the subordinated debt securities when due.

If we default on our obligation to pay principal of or any premium or interest on the corresponding subordinated debt securities, the Issuer Trust will not have sufficient funds to pay distributions or the liquidation amount on the related capital securities. As a result, you will not be able to rely upon the guarantee for payment of these amounts. You or the property trustee of the Issuer Trust may, however, sue us to enforce the rights of the Issuer Trust under the corresponding subordinated debt securities. For more information, please refer to “Description of Capital Securities and Related Instruments — Corresponding Subordinated Debt Securities —Enforcement of Certain Rights by Holders of Capital Securities” and “Description of Capital Securities and Related Instruments — Relationship Among the Capital Securities and the Related Instruments — Enforcement Rights of Holders of Capital Securities” below.

Our Obligations Will Be Deeply Subordinated, and We Will Pay

Our Other Debt Obligations Before We Pay You

Our obligations under the guarantee and under the corresponding subordinated debt securities are unsecured and rank subordinate and junior in right of payment to all of our senior indebtedness, which includes nearly all of our existing and future indebtedness (including any subordinated debt securities not issued to the Issuer Trust and other subordinated debt). This means that we cannot make any payments on the subordinated debt securities or under the guarantee if certain events of default have occurred under our senior indebtedness. In the event of our bankruptcy or liquidation, our assets must be used to pay off our senior debt and any secured debt in full before any payments may be made on the subordinated debt securities or under the guarantee.

Neither the subordinated debt indenture governing the corresponding subordinated debt securities nor the amended and restated trust agreement and the guarantee relating to the capital securities places any limitation on the nature or amount of additional indebtedness that we, or our subsidiaries, may incur in the future.

The Subordinated Debt Securities and the Guarantee Will Be Effectively Subordinated

to the Obligations of Our Subsidiaries

We are a holding company that conducts substantially all of our operations through subsidiaries. As a result, our ability to make payments on the subordinated debt securities and the guarantees will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. Many of our subsidiaries, including our broker-dealer, bank and insurance subsidiaries, are subject to laws that restrict dividend payments or authorize regulatory bodies to block or reduce the flow of funds from those subsidiaries to us. Restrictions or regulatory action of that kind could impede access to funds that we need to make payments on our obligations, including debt obligations. Furthermore, we have guaranteed the payment obligations of GS&Co., Goldman Sachs Bank USA and Goldman Sachs Bank (Europe) PLC, our regulated Irish Bank, subject to certain exceptions, and have pledged significant assets to Goldman Sachs Bank USA to support our obligations to it. These guarantees may require us to provide substantial funds or assets to our subsidiaries or their creditors and counterparties at a time when we are in need of liquidity to fund our own obligations. In addition, our right to participate in any distribution of assets from any subsidiary, upon the subsidiary’s liquidation or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that we are recognized as a creditor of that subsidiary. As a result, the subordinated debt securities and the guarantees will be effectively subordinated to all existing and future liabilities of our subsidiaries. You should look only to the assets of The Goldman Sachs Group, Inc. as the source of payment for the subordinated debt securities and the guarantees.

Holders Should Not Expect Us to Redeem the Corresponding

Subordinated Debt Securities on Any Particular Date

By their terms, the corresponding subordinated debt securities may be redeemed by us at our option, either in whole or in part, at any time or upon the occurrence of a tax event or investment company event as described below under “Description of Capital Securities and Related Instruments — Corresponding Subordinated Debt Securities — Redemption and Exchange”. Any decision we may make at any time to propose a redemption of the corresponding subordinated debt securities will depend, among other things, upon our evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, earnings and growth strategy, as well as general market conditions at such time. Our right to redeem the corresponding subordinated debt securities is subject to an important limitation as described below. Accordingly, investors should not expect us to redeem the corresponding subordinated debt securities on any particular date.

We may not redeem the corresponding subordinated debt securities without having received the prior approval of the Federal Reserve Board under the current capital guidelines applicable to us. We cannot assure you that the Federal Reserve Board will approve any redemption of the corresponding subordinated debt securities that we may propose. We understand that the factors the Federal Reserve Board will consider in evaluating a proposed redemption by a bank holding company include, among other things, the capital plans and stress tests submitted by the bank holding company, the bank holding company’s ability to meet and exceed minimum regulatory capital ratios under stressed scenarios, its expected sources and uses of capital over the planning horizon (generally a period of two years) under baseline and stressed scenarios, and any potential impact of changes to its business plan and activities on its capital adequacy and liquidity, although the Federal Reserve Board may change these factors at any time.

If we are unable to redeem the corresponding subordinated debt securities, the Issuer Trust will be unable to redeem the capital securities. Accordingly, there could be circumstances where we would wish to redeem or repurchase some or all of the corresponding subordinated debt securities or the Issuer Trust wishes us to do so in order for it to redeem the capital securities, and sufficient cash is available for that purpose, but we are restricted from doing so because we have not been able to obtain approval from the Federal Reserve Board.

The Guarantee Only Guarantees Payments on the Capital Securities

if the Issuer Trust Has Cash Available

If we fail to make payments on the subordinated debt securities, the Issuer Trust will be unable to make the related distribution, redemption or liquidation payments on the capital securities to you. In those circumstances, you cannot rely on the guarantee for payments of those amounts. Instead, if we are in default under the subordinated debt securities, you may rely on the property trustee of the Issuer Trust to enforce the trust’s rights under the subordinated debt securities or you may directly sue us or seek other remedies to collect your pro rata share of the payments owed.

You Will Not Receive Timely Distributions If We Elect to Defer Payments

We may defer the payment of interest on the corresponding subordinated debt securities at any time up to 10 consecutive semi-annual periods, provided that (1) no such extension period may extend beyond the stated maturity date and (2) we are not in default under the subordinated debt indenture with respect to the corresponding subordinated debt securities (unless our default has not ripened into a formal “event of default”). If there is a deferral, the Issuer Trust also will defer distributions on the related capital securities. Before any extension period ends, we may elect to extend the period further.

At the end of any extension period and upon the payment of all interest then accrued and unpaid, we may elect to begin a new extension period. There is no limitation on the number of extension periods. Deferrals of payments during an extension period will not result in a default or event of default. For further information on our option to defer payments, see “Description of Capital Securities and Related Instruments — Corresponding Subordinated Debt Securities — Option to Defer Interest Payments” above.

If We Elect to Defer Interest Payments, You Will Have to Include Interest in Your Taxable Income

Before You Receive the Money

During an extension period, you would be required to accrue interest income for U.S. federal income tax purposes on your proportionate share of the corresponding subordinated debt securities held by the Issuer Trust, even if you are a cash basis taxpayer. As a result, you would need to include this income in your gross income for U.S. federal income tax purposes in advance of the receipt of cash. You also would not receive the cash related to any accrued and unpaid interest income from the trust if you dispose of the capital securities prior to the record date for the payment of distributions. For further information, see “United States Taxation — Interest Income and Original Issue Discount” and “United States Taxation — Sale or Redemption of Capital Securities” below.

The Market Price of the Capital Securities May Not Reflect Unpaid Interest, and You May Suffer

a Loss If You Sell Them While Interest Remains Unpaid

Because of our right to defer interest payments on the corresponding subordinated debt securities, the market price of the related capital securities may be more volatile than the market prices of similar securities that do not have this feature. If we exercise our right to defer, the market price of the capital securities may decline. Accordingly, the capital securities that you purchase in the secondary market, or the subordinated debt securities that you may receive on liquidation of the trust, may trade at a discount to the price that you paid.

If you dispose of your capital securities before the record date for the payment of a distribution, then you will not receive that distribution. However, you will be required to include accrued but unpaid interest on the corresponding subordinated debt securities through the date of the sale as ordinary income for U.S. federal income tax purposes and to add the amount of the accrued but unpaid interest to your tax basis in the capital securities. Your increased tax basis in the capital securities will increase the amount of any capital loss that you may have otherwise realized on the sale. In general, an individual taxpayer may offset only $3,000 of capital losses against ordinary income during any year. For further information on tax consequences, see “United States Taxation — Sale or Redemption of Capital Securities” below.

We May Redeem the Corresponding Subordinated Debt Securities Upon the Occurrence of

Specified Tax or Regulatory Events

We may redeem the corresponding subordinated debt securities in whole at any time within 90 days following the occurrence of specified tax or regulatory events, including:

•	any change in tax laws or regulations (or any official interpretation) that poses a substantial risk that the related capital securities might lose their special tax treatment; and

•

any change in laws or regulations (or any official interpretation) that poses a substantial risk that the Issuer Trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940.

If we redeem the corresponding subordinated debt securities, the Issuer Trust will be required to redeem the related capital securities. Also, the redemption price we will pay upon a redemption on any particular date will be lower if the redemption is due to a tax or regulatory event, as described above, than if it is not.

For further information on redemption, see “Description of Capital Securities and Related Instruments —Redemption or Exchange” below.

The Issuer Trust May Distribute the Subordinated Debt Securities In Exchange For the Capital

Securities, Which Could Affect the Market Price and Could Be a Taxable Event

We may dissolve the Issuer Trust at any time. After satisfying its liabilities to its creditors, the Issuer Trust may distribute the corresponding subordinated debt securities to the holders of the related capital securities. For further information, see “Description of Capital Securities and Related Instruments — Liquidation Distribution Upon Dissolution” above.

We cannot predict the market prices for capital securities or for subordinated debt securities that may be distributed in exchange for capital securities. Accordingly, the capital securities, or the subordinated debt securities that you may receive on liquidation of the Issuer Trust, may trade at a discount to the price that you paid to purchase the capital securities.

Under current U.S. federal income tax law and the amended and restated trust agreement attached as an exhibit to our registration statement filed with the SEC, the Issuer Trust is not classified as an association taxable as a corporation, you will not be taxed if we dissolve the trust and the trust distributes subordinated debt securities to you. However, if the Issuer Trust were to become taxed on the income received or accrued on the corresponding subordinated debt securities due to a tax event, both you and the Issuer Trust might be taxed on a distribution of the corresponding subordinated debt securities by the trust. For further information, see “United States Taxation — Distribution of Subordinated Debt Securities to Holders of Capital Securities Upon Liquidation of the Issuer Trust” below.

Investors Do Not Control the Administration of the Issuer Trust

and Have Limited Voting Rights

We hold all the common securities of the Issuer Trust. These securities give us the right to control nearly all aspects of the administration, operation or management of the Issuer Trust, including selection and removal of the administrative trustees. The capital securities, on the other hand, generally have no voting rights. You will be able to vote only on matters relating to the modification of the terms of your capital securities or the corresponding subordinated debt securities, the acceleration of payments on those securities and waivers of related past defaults as described in this prospectus. For further information, see “Description of Capital Securities and Related Instruments — Voting Rights; Amendment of Each Trust Agreement” below.

THE ISSUER TRUST

Please note that in this section entitled “The Issuer Trust”, references to The Goldman Sachs Group, Inc., “we”, “our” and “us” refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries.

The following description summarizes the formation, purposes and material terms of the Issuer Trust. This description is followed by descriptions of:

•	the capital securities issued by the Issuer Trust;

•	the corresponding subordinated debt securities issued by us to the Issuer Trust, and the subordinated debt indenture under which they were issued;

•	our guarantees for the benefit of the holders of the capital securities; and

•	the relationship among the capital securities, the corresponding subordinated debt securities, the expense agreement and the guarantee.

The Issuer Trust is a statutory business trust created under Delaware law pursuant to:

•

a trust agreement executed as of January 20, 2004 by us, as depositor of the Issuer Trust, and the Delaware trustee of the Issuer Trust, as amended and restated on February 20, 2004 (we refer to this agreement as so amended and restated as the “trust agreement”); and

•	a certificate of trust filed with the Delaware Secretary of State on January 21, 2004.

On February 20, 2004, the Issuer Trust issued to investors the preferred securities representing preferred beneficial interests in the Issuer Trust described in this prospectus, which we call “capital securities”. In addition to capital securities issued to the public, the Issuer Trust issued common securities representing common beneficial interests in the Issuer Trust to The Goldman Sachs Group, Inc., and we call these securities “trust common securities”. All of the trust common securities of the Issuer Trust are owned by us. The trust common securities and the capital securities are also referred to together as the “trust securities”.

The trust agreement provides that Issuer Trust exists for the exclusive purposes of:

•	issuing and selling its trust securities;

•	using the proceeds from the sale of these trust securities to acquire corresponding subordinated debt securities from us; and

•	engaging in only those other activities necessary or incidental to these purposes (for example, registering the transfer of the trust securities).

When the Issuer Trust sold the trust securities in 2004, it used the proceeds it received to buy a series of our subordinated debt securities, which are described further below. The payment terms of the corresponding subordinated debt securities were substantially the same as the terms of the Issuer Trust’s capital securities. As described above in the summary, approximately half of the capital securities and trust common securities as well as the corresponding subordinated debt securities were redeemed during 2014 and the first quarter of 2015.

The Issuer Trust owns only the corresponding subordinated debt securities. The only source of funds for the Issuer Trust is the payments it receives from us on the corresponding subordinated debt securities. The Issuer Trust uses these funds to make any cash payments due to holders of its capital securities.

The Issuer Trust is also a party to an expense agreement with The Goldman Sachs Group, Inc. Under the terms of the expense agreement, the Issuer Trust has the right to be reimbursed by us for certain expenses.

The trust common securities of the Issuer Trust rank equally, and payments on them will be made pro rata, with the capital securities of the Issuer Trust, except that upon the occurrence and continuance of an event of default under the trust agreement resulting from an event of default under the subordinated debt indenture, our rights, as holder of the trust common securities, to payment in respect of distributions and payments upon liquidation or redemption are subordinated to the rights of the holders of the capital securities of the Issuer Trust. See “Description of Capital Securities and Related Instruments — Subordination of Trust Common Securities”. We currently hold trust common securities in an aggregate liquidation amount of approximately $29 million.

Under certain circumstances, we may redeem the corresponding subordinated debt securities that we sold to the Issuer Trust. If this happens, the Issuer Trust will redeem a like amount of the capital securities that it sold to the public and the trust common securities that it sold to us.

Under certain circumstances, we may dissolve the Issuer Trust and cause the corresponding subordinated debt securities to be distributed to the holders of the related capital securities. If this happens, owners of the related capital securities will no longer have any interest in the trust and will own only the corresponding subordinated debt securities we issued to the Issuer Trust.

Pursuant to the trust agreement:

•	the Issuer Trust has a term of approximately 31 years from the date it issued its trust securities (February 20, 2004), but may terminate earlier as provided in the applicable trust agreement;

•	the Issuer Trust’s business and affairs are conducted by its trustees;

•	the trustee has been appointed by us as holder of the trust common securities;

•

the trustee for the Issuer Trust is The Bank of New York Mellon, as property trustee, and BNY Mellon Trust of Delaware, as Delaware trustee, and three individual administrative trustees who are employees or officers of The Goldman Sachs Group, Inc. or an affiliate of ours. These trustees are also referred to as the “Issuer Trust trustees”. The Bank of New York Mellon, as property trustee, acts as sole indenture trustee under the trust agreement for purposes of compliance with the Trust Indenture Act of 1939. The Bank of New York Mellon also acts as trustee under the guarantees and the subordinated debt indenture. See “Description of Capital Securities and Related Instruments — Guarantee and Expense Agreement” and “Description of Capital Securities and Related Instruments — Corresponding Subordinated Debt Securities” below;

•

if an event of default under the trust agreement for the Issuer Trust resulting from an event of default under the subordinated debt indenture with respect to the corresponding subordinated debt securities has occurred and is continuing, the holders of a majority in liquidation amount of the related capital securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee of the Issuer Trust;

•	under all circumstances, only the holder of the trust common securities has the right to vote to appoint, remove or replace the administrative trustees;

•	the duties and obligations of the Issuer Trust trustee are governed by the trust agreement; and

•

we will pay all fees and expenses related to the Issuer Trust and the offering of the capital securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Issuer Trust.

Pursuant to Rule 3-10 of Regulation S-X under the Securities Act of 1933, the Issuer Trust is a “finance subsidiary” of us and therefore no separate financial statements of the Issuer Trust are included in this prospectus, and the Issuer Trust does not file reports with the SEC under the Securities Exchange Act of 1934.

The principal executive office of the Issuer Trust is 200 West Street, New York, NY 10282, and the telephone number for each is (212) 903-1000.

DESCRIPTION OF THE CAPITAL SECURITIES AND RELATED INSTRUMENTS

Please note that in this section entitled “Description of Capital Securities and Related Instruments”, references to “The Goldman Sachs Group, Inc.”, “we”, “our” and “us” refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own capital securities registered in their own names, on the books that the Issuer Trust or property trustee maintains for this purpose, and not those who own beneficial interests in capital securities registered in street name or in capital securities issued in book-entry form through one or more depositaries. Owners of beneficial interest in the capital securities should read the section below entitled “Legal Ownership and Book-Entry Issuance”.

General

The trust agreement authorizes the administrative trustees to issue the capital securities and the trust common securities. The trust agreement was qualified as an indenture under the Trust Indenture Act of 1939. The terms of the capital securities include those in the trust agreement and those made part of the trust agreement by the Trust Indenture Act of 1939. You should read the following description together with the trust agreement to help you understand the terms of the capital securities. A form of the trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

The Issuer Trust’s only assets are the corresponding subordinated debt securities, which were issued under the subordinated debt indenture. The capital securities represent undivided preferred beneficial interests in the Issuer Trust’s assets. All of the trust common securities are owned, directly or indirectly, by us. The trust common securities rank equally, and payments will be made on the trust common securities on a pro rata basis, with the capital securities except as described under “— Subordination of Trust Common Securities”. The trust agreement does not permit the Issuer Trust to issue the capital securities and trust common securities or to incur any debt.

The trustees for the Issuer Trust are The Bank of New York Mellon, as property trustee, and The Bank of New York Mellon (Delaware), as Delaware trustee, and three individual administrative trustees who are employees or officers of us or our affiliates.

The guarantee agreement executed by us for the benefit of the holders of the Issuer Trust’s capital securities is a guarantee on a subordinated basis with respect to the related capital securities but does not guarantee payment of distributions or amounts payable on redemption or liquidation of such capital securities when the Issuer Trust does not have funds on hand available to make such payments. See “— Guarantee and Expense Agreement” below.

Distributions

Distributions on the capital securities are cumulative and accrue from February 20, 2004 at the annual rate of 6.345% of the liquidation amount of each capital security. When we say that distributions on the capital securities are cumulative, we mean that if distributions are deferred or otherwise not paid, they will accumulate until paid out. Distributions will be payable semi-annually in arrears on February 15 and August 15 of each year to holders of the capital securities. Distributions not paid when due for more than one semi-annual payment period will themselves accumulate interest (to the extent legally permitted) at the annual rate of 6.345% compounded semi-annually. The Issuer Trust computes the amount of distributions payable for any period on the basis of 30/360 (ISDA) as follows:

[360 × (Y2–Y1)] + [30 × (M2–M1)] + (D2–D1)
360

where:

•	“Y1” is the year, expressed as a number, in which the first day of the period falls;

•	“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the period falls;

•	“M1” is the calendar month, expressed as a number, in which the first day of the period falls;

•	“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the period falls;

•	“D1” is the first calendar day, expressed as a number, of the period, unless such number would be 31, in which case D1 will be 30; and

•	“D2” is the calendar day, expressed as a number, immediately following the last day included in the period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30.

In the event that any date on which distributions on the capital securities are payable is not a business day, payment of that distribution will be made on the next business day (and without any interest or other payment in connection with this delay) except that, if the next business day falls in the next calendar year, payment of the distribution will be made on the immediately preceding business day, in either case with the same force and effect as if made on the original distribution date. Each date on which distributions are payable in accordance with the previous sentence is referred to as a “distribution date”. The term “business day” means, for any capital security, any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close.

The term “distributions” includes any semi-annual payments made on the capital securities and trust common securities, any deferred distribution and any payments that accumulate on distributions not paid on the applicable distribution date, all as further described below.

If an extension period occurs with respect to the corresponding subordinated debt securities, distributions on the related capital securities will be correspondingly deferred (but would continue to accumulate additional distributions at the annual rate of 6.345%). See “— Corresponding Subordinated Debt Securities —Option to Defer Interest Payments” below.

The revenue of the Issuer Trust available for distribution to holders of its capital securities is limited to payments under the corresponding subordinated debt securities. See “— Corresponding Subordinated Debt Securities”. If we do not make interest payments on the corresponding subordinated debt securities, the property trustee will not have funds available to pay distributions on the capital securities. The payment of distributions (if and to the extent the Issuer Trust has funds legally available for the payment of distributions and cash sufficient to make payments) is guaranteed by us as described below under the heading “— Guarantee and Expense Agreement”.

Distributions on the capital securities will be payable to the holders of capital securities as they appear on the register of the Issuer Trust at the close of business on the relevant record dates, which, as long as the capital securities remain in book-entry form, will be one business day prior to the relevant distribution date. Subject to any applicable laws and regulations and the provisions of the trust agreement, each such payment will be made as described under the heading “Legal Ownership and Book-Entry Issuance”. In the event any capital securities are not in book-entry form, the relevant record date for such capital securities will be the date 15 days prior to the relevant distribution date (whether or not a business day).

Redemption or Exchange

Mandatory Redemption

The capital securities have no stated maturity but must be redeemed upon the maturity of the corresponding subordinated debt securities or their earlier redemption. The corresponding subordinated debt securities will mature on February 15, 2034. Any redemption of capital securities must occur as described in this section.

If we repay or redeem the corresponding subordinated debt securities at any time, the Issuer Trust will be obligated to redeem a like amount of capital securities and trust common securities. The redemption of the capital securities will occur on the redemption date, which means the date on which payment of the principal of those subordinated debt securities becomes due under the subordinated debt indenture. The redemption price for the capital securities will be the total liquidation amount of the capital securities being redeemed, plus

•	accumulated but unpaid distributions up to and including the redemption date; and

•

the related amount of the make-whole amount, if any, in excess of the total liquidation amount of the capital securities being redeemed, paid by us on the concurrent redemption of the corresponding subordinated debt securities.

•	We may redeem the corresponding subordinated debt securities before their stated maturity as follows:

•	in whole at any time or in part from time to time, provided that no partial redemption may occur during an extension period; or

•	in whole at any time within 90 days after the occurrence of a tax event or investment company event.

If we elect to redeem the corresponding subordinated debt securities, we will do so at the relevant redemption price. The redemption price for the corresponding subordinated debt securities will equal the greater of:

•	100% of the principal amount of the corresponding subordinated debt securities being redeemed, and

•

the make-whole amount, if any, as determined by the quotation agent, equal to the sum of the present values of scheduled payments of principal and interest from the redemption date to February 15, 2034 on the corresponding subordinated debt securities being redeemed, discounted to the redemption date on a semi-annual basis at a discount rate equal to the treasury rate (as described below) plus a spread of 0.50%, in the case of a redemption after the occurrence of a tax event or investment company event, or plus a spread of 0.20%, in the case of any other redemption, plus, in either case, accrued and unpaid interest on the corresponding subordinated debt securities being redeemed.

Because the spread percentage will be higher for a redemption after a tax event or investment company event than for a redemption in other circumstances, the make-whole amount (and thus the redemption price) we will pay to redeem your capital securities will be lower if the redemption is due to an event of this kind than if it is not.

The “quotation agent” will initially be GS&Co. However, if GS&Co. ceases to be a primary U.S. Government securities dealer in New York City, we will replace them with another primary U.S. Government securities dealer.

If less than all of the corresponding subordinated debt securities are redeemed or repaid, then the aggregate liquidation amount of the trust securities to be redeemed will be allocated approximately 3% to the trust common securities and 97% to the capital securities, except in the case of an event of default as a result of any failure by us to make any payments on the corresponding subordinated debt securities when due after any applicable grace period (in which case 100% will be allocated to the capital securities). See “Description of Capital Securities and Related Instruments — Subordination of Trust Common Securities” below.

The Issuer Trust cannot redeem less than all of the capital securities unless all accrued and unpaid distributions on the capital securities and trust common securities have been paid on or before the redemption date.

Tax Event. A “tax event” means the receipt by the Issuer Trust of an opinion of counsel to the effect that, as a result of any tax change, there is more than an insubstantial risk that any of the following will occur:

•

the Issuer Trust is, or will be within 90 days after the date of the opinion of counsel, subject to U.S. federal income tax on income received or accrued on the corresponding subordinated debt securities;

•

interest payable by us on the corresponding subordinated debt securities is not, or within 90 days after the opinion of counsel will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes; or

•	the Issuer Trust is, or will be within 90 days after the date of the opinion of counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

As used above, the term “tax change” means any of the following:

•

any amendment to or change (including any announced prospective change) in the laws or any regulations under the laws of the United States or of any political subdivision or taxing authority of or in the United States, if the amendment or change is effective on or after the date the capital securities are issued; or

•

any official administrative pronouncement, including any private letter ruling, technical advice memorandum, field service advice, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt any procedures or regulations) or action or any judicial decision interpreting or applying such laws or regulations, whether or not the pronouncement, action or decision is issued to or in connection with a proceeding involving us or the Issuer Trust or is subject to review or appeal, if the pronouncement, action or decision is announced or occurs on or after the date of the issuance of the capital securities.

Investment Company Event. An “investment company event” means the receipt by the Issuer Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations under the laws of the United States or of any political subdivision or governmental agency or regulatory authority of or in the United States, or as a result of any official administrative pronouncement, including any interpretation, release, no-action letter, regulatory procedure, notice or announcement (including any notice or announcement of an intent to adopt any interpretation, procedures or regulations) or action or any judicial decision interpreting or applying such laws or regulations, whether or not the pronouncement, action or decision is issued to or in connection with a proceeding involving us or the Issuer Trust or is subject to review or appeal, which amendment or change is effective, or which pronouncement, action or decision is announced or occurs, on or after the date of the issuance of the capital securities, there is more than an insubstantial risk that the Issuer Trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940.

For purposes of determining the make-whole amount, the “treasury rate” will be:

•

the yield, under the heading which represents the average for the week immediately prior to the date of calculation, appearing in the most recently published statistical release appearing on the website of the Board of Governors of the Federal Reserve System or in another recognized electronic source, in each case as determined by the quotation agent in its sole discretion, and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, for the maturity most closely corresponding to the time period from the redemption date to February 15, 2034, or if no maturity is within three months before or after this time period, yields for the two published maturities most closely corresponding to this time period will be determined and the treasury rate will be interpolated or extrapolated from those yields on a straight-line basis, rounding to the nearest month; or

•

if the release or any successor release is not published during the week preceding the calculation date or does not contain such yields, the annual rate equal to the semi-annual equivalent yield to maturity of the comparable treasury issue (as described below), calculated using a price for the comparable treasury issue, expressed as a percentage of its principal amount, equal to the comparable treasury price (as described below) for the redemption date. The treasury rate will be calculated on the third business day preceding the redemption date.

The “comparable treasury issue”, with respect to any redemption date, will be the U.S. Treasury security selected by the quotation agent as having a maturity comparable to the time period from the redemption date to February 15, 2034 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to this time period. If no U.S. Treasury security has a maturity which is within a period from three months before to three months after February 15, 2034, the two most closely corresponding U.S. Treasury securities will be used as the comparable treasury issue, and the treasury rate will be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

The “comparable treasury price”, with respect to any redemption date, will be (1) the average of five reference treasury dealer quotations (as described below) for such redemption date, after excluding the highest and lowest of such reference treasury dealer quotations, or (2) if the subordinated debt trustee obtains fewer than five such reference treasury dealer quotations, the average of all such quotations.

The “reference treasury dealer quotations” means, with respect to each reference treasury dealer (as described below) and any redemption date, the average, as determined by the subordinated debt trustee, of the bid and ask prices for the comparable treasury issue, expressed in each case as a percentage of its principal amount, quoted in writing to the subordinated debt trustee by such reference treasury dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

The “reference treasury dealer” will be (1) the quotation agent or (2) any other primary U.S. Government securities dealer selected by the quotation agent after consultation with us.

“Like amount” means, with respect to a redemption of any trust securities, trust securities having a liquidation amount equal to the principal amount of subordinated debt securities to be contemporaneously redeemed in accordance with the subordinated debt indenture, the proceeds of which will be used to pay the redemption price of the trust securities. “Liquidation amount” means the stated amount per trust security of $1,000.

Redemption Procedures

Holders will receive at least 30 days’, but not more than 60 days’, written notice before any redemption of capital securities. If there are accumulated and unpaid distributions on the capital securities that have not been paid on or before the redemption date, the Issuer Trust cannot redeem less than all of the capital securities.

If (1) the Issuer Trust gives irrevocable notice of redemption of the capital securities, and (2) we have paid to the property trustee a sufficient amount of cash in connection with the related redemption or maturity of the corresponding subordinated debt securities, then on the redemption date, the property trustee will irrevocably deposit with DTC funds sufficient to pay the redemption price for the capital securities being redeemed. The Issuer Trust will also give DTC irrevocable instructions and authority to pay the redemption amount in immediately available funds to the beneficial owners of the global securities representing the capital securities. Distributions to be paid on or before the redemption date for any capital securities called for redemption will be payable to the holders on the record dates for the related dates of distribution.

Once notice of redemption is given and funds are irrevocably deposited, distributions on the capital securities will cease to accumulate immediately prior to the close of business on the redemption date and all rights of the holders of the capital securities called for redemption will cease, except for the right to receive the redemption amount (but without interest on such redemption amount).

If any redemption date is not a business day, then the redemption amount will be payable on the next business day (and without any interest, additional distributions or other payment in respect of any such delay). However, if payment on the next business day causes payment of the redemption amount to be in the next calendar year, then payment will be on the preceding business day.

If payment of the redemption amount for any capital securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by us under the guarantee, distributions on the capital securities will continue to accumulate at the applicable rate from the original redemption date scheduled to the actual date of payment. In this case, the actual payment date will be considered the redemption date for purposes of calculating the amount to be redeemed and the redemption price.

If less than all of the capital securities are redeemed, the capital securities will be redeemed pro rata in accordance with DTC’s applicable policies.

We or our affiliates may at any time and from time to time purchase outstanding capital securities by tender, in the open market or by private agreement.

Distribution of Corresponding Subordinated Debt Securities

We will have the right at any time to cause the dissolution of the Issuer Trust and cause the corresponding subordinated debt securities to be distributed pro rata to the holders of the capital securities and trust common securities. If the corresponding subordinated debt securities are distributed to the holders of the capital securities, we will use our best efforts to cause the corresponding subordinated debt securities to be listed on any exchange on which the capital securities are then listed.

After the date for any distribution of corresponding subordinated debt securities upon dissolution of the Issuer Trust:

•	the capital securities will no longer be deemed to be outstanding;

•

DTC or its nominee, as record holder of the capital securities, will receive a registered global certificate or certificates representing the corresponding subordinated debt securities to be delivered upon such distribution; and

•

any certificates representing capital securities or trust common securities not held by DTC or its nominee will be deemed to represent corresponding subordinated debt securities having an aggregate principal amount equal to the aggregate liquidation amount of, with an interest rate identical to the distribution rate of, and accumulated and unpaid interest equal to accumulated and unpaid distributions on, such capital securities until such certificates are presented to the Issuer Trust or its agent for transfer or reissuance.

There can be no assurance as to the market prices for either the capital securities or the corresponding subordinated debt securities that may be distributed in exchange for the capital securities if the Issuer Trust were to dissolve or liquidate. This means that the capital securities that an investor may purchase in the secondary market, or the corresponding subordinated debt securities that an investor may receive if the Issuer Trust were to dissolve or liquidate, may trade at a discount to the price that the investor paid to purchase the capital securities in the secondary market. See “Risk Factors — The Issuer Trust May Distribute the Corresponding Subordinated Debt Securities in Exchange for the Capital Securities, Which Could Affect the Market Price and Could Be a Taxable Event”, in this prospectus.

Subordination of Trust Common Securities

Payment of distributions on, and the redemption price of, the Issuer Trust’s capital securities and trust common securities, as applicable, will be made pro rata based on the liquidation amount of the capital securities and trust common securities; provided, however, that if on any distribution date, redemption date or liquidation date an event of default under the subordinated debt indenture has occurred and is continuing as a result of any failure by us to pay any amounts in respect of the corresponding subordinated debt securities when due, no payment of any distribution on, or redemption price of, or liquidation distribution in respect of, any of the Issuer Trust’s trust common securities, and no other payment on account of the redemption, liquidation or other acquisition of the trust common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the Issuer Trust’s outstanding capital securities for all distribution periods terminating on or prior to that date, or in the case of payment of the redemption price the full amount of the redemption price on all of the Issuer Trust’s outstanding capital securities then called for redemption, or in the case of payment of the liquidation distribution the full amount of the liquidation distribution on all of the Issuer Trust’s outstanding capital securities, has been made or provided for, and all funds available to the property trustee must first be applied to the payment in full in cash of all distributions on, or the redemption price of, the Issuer Trust’s outstanding capital securities then due and payable.

Liquidation Distribution Upon Dissolution

Pursuant to the trust agreement, the Issuer Trust will dissolve on the first to occur of:

•	the expiration of its term of approximately 31 years;

•	certain events of bankruptcy, dissolution or liquidation of the holder of its trust common securities;

•

the distribution of a like amount of the corresponding subordinated debt securities to the holders of its capital securities, if we have given written direction to the property trustee to terminate the Issuer Trust. Such written direction by us is optional and solely within our discretion;

•	redemption of all of the Issuer Trust’s capital securities as described above under “— Redemption or Exchange — Mandatory Redemption”; and

•	the entry of an order for the dissolution of the Issuer Trust by a court of competent jurisdiction.

We refer to any of these events as a “dissolution event”.

Upon the occurrence of a dissolution event, the holders of capital securities will be entitled to receive out of the Issuer Trust’s assets, after satisfaction of liabilities to creditors, if any, distributions in an amount equal to the aggregate of the liquidation amount of $1,000 per capital security plus accumulated and unpaid distributions thereon to the payment date. However, such holders will not receive this distribution if the Issuer Trust instead distributes on a ratable basis to the holders of the capital securities subordinated debt securities in an aggregate principal amount equal to the aggregate liquidation amount of, with an interest rate equal to the distribution rate of, and bearing accrued and unpaid interest in an amount equal to accrued and unpaid distributions on, such capital securities.

If this distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate distribution, then the amounts payable directly by the Issuer Trust on the capital securities will be paid on a ratable basis. The holder of the trust common securities will be entitled to receive distributions upon any such dissolution event on a ratable basis with the holders of the capital securities, except that if a trust event of default resulting from a debenture event of default has occurred and is continuing, the capital securities will have a preference over the trust common securities with regard to such distributions.

Events of Default; Notice

The following events will be “events of default” with respect to the capital securities issued under the trust agreement by the Issuer Trust:

•	any event of default under the subordinated debt indenture, as described below, with respect to the corresponding subordinated debt securities has occurred and is continuing;

•	default for 30 days by the Issuer Trust in the payment of any distribution on any capital security of such series or any common trust security of the Issuer Trust;

•	default by the Issuer Trust in the payment of the redemption price of any capital security or common trust security of the Issuer Trust;

•

failure by the Issuer Trust trustees to perform any other covenant or warranty in the trust agreement for 60 days after the holders of at least 25% in aggregate liquidation amount of the outstanding capital securities give written notice of the default to us and the Issuer Trust trustees; or

•	bankruptcy, insolvency or reorganization of the property trustee and the failure by us to appoint a successor property trustee within 90 days.

When we refer to an “event of default under the subordinated debt indenture”, we mean any of the following:

•	We do not pay the principal or any premium on any subordinated debt security on the due date;

•	We do not pay interest on any subordinated debt security within 30 days after the due date;

•	We remain in breach of any covenant we make in the subordinated debt indenture for the benefit of the corresponding subordinated debt securities, for 60 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the subordinated debt trustee or the holders of at least 10% in principal amount of the corresponding subordinated debt securities then outstanding; or

•

We file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to The Goldman Sachs Group, Inc. occur. Those events must arise under U.S. federal or state law, unless we merge, consolidate or sell our assets as described above and the successor firm is a non-U.S. entity. If that happens, then those events must arise under U.S. federal or state law or the law of the jurisdiction in which the successor firm is legally organized.

Within five business days after the occurrence of any event of default with respect to the capital securities actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of such capital securities, the administrative trustees and us, as depositor, unless the event of default has been cured or waived.

We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the trust agreement.

If an event of default under the subordinated debt indenture has occurred and is continuing with respect to a series of corresponding subordinated debt securities, the series of related capital securities will have a preference over the related trust common securities of the Issuer Trust as described above. See “— Liquidation Distribution Upon Dissolution” above. The existence of an event of default does not entitle the holders of capital securities to accelerate the maturity of the capital securities.

Whenever we refer to an event of default under the subordinated debt indenture in connection with the capital securities, we mean such an event of default with respect to the corresponding subordinated debt securities.

Removal of Issuer Trust Trustees

Unless an event of default under the subordinated debt indenture has occurred and is continuing, the Issuer Trust trustee may be removed at any time by the holder of the Issuer Trust’s trust common securities. If an event of default under the subordinated debt indenture has occurred and is continuing with respect to a series of capital securities, the property trustee and the Delaware trustee may be removed under the trust agreement by the holders of a majority in liquidation amount of the outstanding capital securities of such series. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrative trustees. Such voting rights are vested exclusively in us as the holder of the trust common securities. No resignation or removal of the Issuer Trust trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Co-Trustees and Separate Property Trustee

Unless an event of default under the subordinated debt indenture has occurred and is continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act of 1939 or of any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the trust common securities, and the administrative trustees will have power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or to act as separate trustee of any trust property, in either case with the powers specified in the instrument of appointment, and to vest in the person or persons in this capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement. In case an event of default under the subordinated debt indenture has occurred and is continuing, the property trustee alone will have power to make this appointment.

Merger or Consolidation of Issuer Trust Trustees

Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which the trustee will be a party, or any person succeeding to all or substantially all the corporate trust business of the trustee, will automatically become the successor of the trustee under each trust agreement, provided the person is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Issuer Trust

The Issuer Trust may not merge, consolidate or amalgamate with or into or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below or as described above under “— Liquidation Distribution Upon Dissolution”. The Issuer Trust may, at our request, with the consent of the holders of a majority in liquidation amount of the outstanding capital securities issued by the Issuer Trust (voting together as a single class), merge, consolidate or amalgamate with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized under the laws of any state, provided that:

•	the successor entity either:

•	expressly assumes all of the obligations of the Issuer Trust with respect to its outstanding capital securities; or

•

substitutes for the outstanding capital securities of the Issuer Trust other securities having substantially the same terms as the capital securities (referred to as the “successor securities”) so long as the successor securities rank the same as the capital securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoint a trustee of the successor entity possessing the same powers and duties as property trustee as the holder of the corresponding subordinated debt securities;

•

the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the outstanding capital securities of the Issuer Trust to be downgraded by any nationally recognized statistical rating organization which assigns ratings to the capital securities;

•

the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the outstanding capital securities of the Issuer Trust (including any successor securities) in any material respect (other than in connection with any distribution of the holders’ interests in the successor entity).

•	the successor entity has a purpose substantially identical to that of the Issuer Trust;

•	prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from counsel to the Issuer Trust to the effect that:

•

the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the outstanding capital securities of the Issuer Trust (including any successor securities) in any material respect; and

•

following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940; and

•

we or any permitted successor or assignee owns all of the trust common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee.

Notwithstanding the foregoing, the Issuer Trust will not, except with the consent of holders of 100% in liquidation amount of the capital securities (voting together as a single class), merge, consolidate or amalgamate with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity, or permit any other entity to consolidate, amalgamate or merge with or into or replace it, if such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be classified as an association taxable as a corporation or as other than a grantor trust for U.S. federal income tax purposes.

There are no provisions that afford holders of any capital securities protection in the event of a sudden and dramatic decline in our credit quality resulting from any highly leveraged transaction, takeover, merger, recapitalization or similar restructuring or change in control of The Goldman Sachs Group, Inc., nor are there any provisions that require the repurchase of any capital securities upon a change in control of The Goldman Sachs Group, Inc.

The subordinated debt indenture does not restrict The Goldman Sachs Group, Inc.’s ability to participate in a merger or other business combination or any other transaction, except to the limited extent described below under “— Corresponding Subordinated Debt Securities — Mergers and Similar Transactions”.

Voting Rights; Amendment of the Trust agreement

Except as provided below and under “— Guarantee and Expense Agreement — Amendments and Assignment” below and as otherwise required by law and the applicable trust agreement, the holders of the capital securities will have no voting rights or the right to in any manner otherwise control the administration, operation or management of the Issuer Trust.

The trust agreement may be amended from time to time by us, without the consent of the holders of the capital securities:

•

to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which will not be inconsistent with the other provisions of the trust agreement; or

•	to modify, eliminate or add to any provisions of the trust agreement as necessary to ensure that the Issuer Trust:

•	will be classified for U.S. federal income tax purposes as a grantor trust or as other than an association taxable as a corporation at all times that any capital securities are outstanding; or

•	will not be required to register as an “investment company” under the Investment Company Act of 1940; or

provided that:

•	no such amendment will adversely affect in any material respect the rights of the holders of the outstanding capital securities issued under the trust agreement; and

•	any such amendment will become effective when notice of the amendment is given to the holders of capital securities issued under the trust agreement.

The trust agreement may be amended by us with:

•	the consent of holders representing at least a majority (based upon liquidation amounts) of the outstanding capital securities issued under the trust agreement (voting together as a single class); and

•

receipt by the Issuer Trust trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the Issuer Trust trustees in accordance with the amendment will not cause the Issuer Trust to be taxable as a corporation or affect the Issuer Trust’s status as a grantor trust for U.S. federal income tax purposes or the Issuer Trust’s exemption from status as an “investment company” under the Investment Company Act of 1940, provided that, without the consent of the holder of each affected capital security issued under the trust agreement, the trust agreement may not be amended to:

•

reduce the amount or change the timing of any distribution on such capital security or otherwise adversely affect the amount of any distribution required to be made in respect of such capital security when due and payable; or

•	restrict the right of the holder of the capital security to institute suit for the enforcement of any such payment on or after such date.

So long as the corresponding subordinated debt securities are held by the Issuer Trust, the property trustee will not:

•

direct the time, method and place of conducting any proceeding for any remedy available to the subordinated debt trustee, or executing any trust or power conferred on the property trustee with respect to the corresponding subordinated debt securities;

•	waive any past default with respect to the corresponding subordinated debt securities that is waivable under the subordinated debt indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the corresponding subordinated debt securities will be due and payable; or

•

consent to any amendment, modification or termination of the corresponding subordinated debt securities or the subordinated debt indenture with respect to those debt securities, where this consent is required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding capital securities of the Issuer Trust (voting together as a single class);

provided, however, that where a consent under the subordinated debt indenture would require the consent of each holder of the corresponding subordinated debt securities affected, no such consent will be given by the property trustee without the prior consent of the holder of each related capital security affected. The Issuer Trust trustees will not revoke any action previously authorized or approved by a vote of the holders of the capital securities except by subsequent vote of the holders of those capital securities. The property trustee will notify each holder of capital securities of any notice of default with respect to the corresponding subordinated debt securities. In addition to obtaining the foregoing approvals of the holders of the capital securities, prior to taking any of the foregoing actions, the Issuer Trust trustees will obtain an opinion of counsel to the effect that:

•	the Issuer Trust will not be classified as an association taxable as a corporation for U.S. federal income tax purposes on account of the action; and

•	the action would not cause the Issuer Trust to be classified as other than a grantor trust for U.S. federal income tax purposes.

Any required approval of holders of capital securities may be given at a meeting of holders of capital securities convened for that purpose or pursuant to written consent. The administrative trustees or, at the written request of the administrative trustees, the property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote, to be given to each holder of record of capital securities in the manner set forth in the trust agreement.

No vote or consent of the holders of capital securities will be required for the Issuer Trust to redeem and cancel its capital securities in accordance with the trust agreement.

Notwithstanding that holders of capital securities are entitled to vote or consent under any of the circumstances described above, any of the capital securities that are owned by us, the Issuer Trust trustees or any affiliate of us or the Issuer Trust trustees, will, for purposes of that vote or consent, be treated as if they were not outstanding.

Global Capital Securities

The capital securities will be represented by fully registered global certificates issued as global capital securities that will be deposited with, or on behalf of, a depositary with respect to that series instead of paper certificates issued to each individual holder. The depositary arrangements that will apply, including the manner in which principal of and premium, if any, and interest on capital securities and other payments will be payable are discussed in more detail below under the heading “Legal Ownership and Book-Entry Issuance”.

Payment and Paying Agency

Payments in respect of capital securities will be made in accordance with the applicable policies of DTC as described under “Legal Ownership and Book-Entry Issuance”. If any capital securities are not represented by global certificates, payments will be made by check mailed to the holder entitled to them at his or her address shown on the property trustee’s records as of the close of business on the regular record date. The paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and reasonably acceptable to the administrative trustees and us. The paying agent will be permitted to resign as paying agent upon 30 days’ written notice to the property trustee and us. In the event that the property trustee is no longer the paying agent, the administrative trustees will appoint a successor (which will be a bank or trust company acceptable to the administrative trustees and us) to act as paying agent.

Registrar and Transfer Agent

The property trustee will act as registrar and transfer agent for the capital securities.

Registration of transfers of capital securities will be effected without charge by or on behalf of the Issuer Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer Trust will not be required to register or cause to be registered the transfer of their capital securities after the capital securities have been called for redemption.

Information Concerning the Property Trustee

The property trustee, other than during the occurrence and continuance of an event of default, undertakes to perform only those duties specifically set forth in the trust agreement and, after an event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred as a result. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of capital securities are entitled under the trust agreement to vote, then the property trustee will take such action as is directed by us and if not so directed, will take such action as it deems advisable and in the best interests of the holders of the capital securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the Issuer Trust in such a way that the Issuer Trust will not be (1) deemed to be an “investment company” required to be registered under the Investment Company Act of 1940 or (2) classified as an association taxable as a corporation or as other than a grantor trust for U.S. federal income tax purposes and so that the corresponding subordinated debt securities will be treated as indebtedness of The Goldman Sachs Group, Inc. for U.S. federal income tax purposes. In addition, we and the administrative trustees are authorized to take any action not inconsistent with applicable law, the certificate of trust of the Issuer Trust or the trust agreement, that we and the administrative trustees determine in their discretion to be necessary or desirable for such purposes as long as such action does not materially adversely affect the interests of the holders of the capital securities.

Holders of the capital securities have no preemptive or similar rights.

The Issuer Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

Corresponding Subordinated Debt Securities

The 6.345% Junior Subordinated Debentures Due February 15, 2034, which we refer to in this prospectus as the “junior subordinated debentures”, were issued under the Subordinated Debt Indenture, dated as of February 20, 2004, as amended and supplemented by the Supplemental Indenture, dated as of February 20, 2004 (the “subordinated debt indenture”), between us and The Bank of New York Mellon, as trustee. The junior subordinated debentures are a separate series of our subordinated debt securities and constitute the “corresponding subordinated debt securities” with respect to the capital securities of the Issuer Trust.

We have agreed in the subordinated debt indenture, as to the corresponding subordinated debt securities, that if and so long as:

•	the Issuer Trust of the capital securities is the holder of all the corresponding subordinated debt securities;

•	a tax event in respect of the Issuer Trust has occurred and is continuing;

•	no event of default under the subordinated debt indenture has occurred and is continuing; and

•	we do not elect to redeem the related capital securities;

we will pay to the Issuer Trust additional sums (as defined under “— Redemption or Exchange”). We also have agreed, as to the corresponding subordinated debt securities:

•	to maintain directly or indirectly 100% ownership of the trust common securities of the Issuer Trust to which the corresponding subordinated debt securities have been issued, provided that certain successors which are permitted under the subordinated debt indenture may succeed to our ownership of the trust common securities;

•	not to voluntarily terminate, wind up or liquidate the Issuer Trust, except:

•

in connection with a distribution of the corresponding subordinated debt securities to the holders of the capital securities in exchange for their capital securities upon liquidation of the Issuer Trust (which we may effect in our discretion); or

•	in connection with certain mergers, consolidations or amalgamations permitted by the trust agreement; and

•

to use our reasonable efforts, consistent with the terms and provisions of the trust agreement, to cause the Issuer Trust to be classified as a grantor trust and not as an association taxable as a corporation for U.S. federal income tax purposes.

The corresponding subordinated debt securities were issued to and initially held by the Issuer Trust (or property trustee on its behalf), in non-global (i.e., non-book entry) form. Unless and until the corresponding subordinated debt securities are distributed to the holders of the related capital securities in exchange for the latter, the Issuer Trust (or property trustee) will be the sole holder of those debt securities for all purposes of the subordinated debt indenture, and the holders of the related capital securities will not have any ownership right, direct or indirect, with respect to those debt securities. Upon a distribution of this kind, the sole holder of those corresponding subordinated debt securities will be the relevant depositary, if the corresponding subordinated debt securities are distributed in book-entry form, or the former holders of the capital securities who receive them in the distribution, if the corresponding subordinated debt securities are not distributed in book-entry form. See also “Legal Ownership and Book-Entry Issuance” below.

Option to Defer Interest Payments

If we are not in default under the subordinated debt indenture, we may, on one or more occasions, defer the payment of interest on the corresponding subordinated debt securities for up to 10 consecutive semi-annual periods, which we refer to in each case as an “extension period”. Because interest payments on the corresponding subordinated debt securities fund distributions on the capital securities, semi-annual distributions on the capital securities will be deferred during any extension period. During an extension period, the amount of distributions due to you on the capital securities will accumulate and these deferred distributions will accrue additional distributions (to the extent legally permitted) at the annual rate of 6.345% compounded semi-annually from the relevant payment date for the distributions.

We may not defer interest payments for any period of time:

•	that exceeds 10 consecutive semi-annual periods with respect to each extension period; or

•	that extends beyond the maturity date of the corresponding subordinated debt securities on February 15, 2034.

During any extension period, neither we nor any of our subsidiaries may:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock; or

•

make any payment of principal of or interest or premium, if any, on, or repay, repurchase or redeem, any of our debt securities that rank on a parity in all respects with or junior in interest in all respects to the corresponding subordinated debt securities; or

•

make any guarantee payment regarding any guarantee by us of debt securities of any of our subsidiaries if such guarantee ranks on a parity in all respects with or junior in interest in all respects to the corresponding subordinated debt securities, in each case, other than:

•

repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of our capital stock (or securities convertible into or exercisable for our capital stock) as consideration in an acquisition transaction entered into prior to the applicable extension period;

•

as a result of any exchange or conversion of any class or series of our capital stock (or any capital stock of a subsidiary of ours) for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock;

•	the purchase of fractional interests in shares of our capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•

any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights in accordance with any stockholders’ rights plan;

•

any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to such stock; and

•	payments under the guarantee, which is described under “Description of the Capital Securities and Related Instruments — Guarantee and Expense Agreement — The Guarantee”.

Prior to the termination of any extension period, we may further extend the payment of interest, provided that the extension period complies with the conditions above. Upon the termination of an extension period and the payment of all amounts then due under the subordinated debt indenture, we may elect to begin a new extension period as long as we comply with the above conditions. There may be more than one extension period prior to the maturity of the corresponding subordinated debt securities. Deferral of interest payments during an extension period is not an event of default under the subordinated debt indenture or the trust agreement.

If we elect to defer interest payments as described above, you will receive notice as described under “—Option to Extend Interest Payment Date” below. There is no limitation on the number of times that we may elect to defer interest payments and begin an extension period. If we elect to defer interest payments, you will be required to accrue and recognize income (in the form of original issue discount) for U.S. federal income tax purposes regardless of your actual receipt of the distributions, subject to any changes in the United States federal income tax laws.

Mergers and Similar Transactions

We are generally permitted to merge or consolidate with another corporation or other entity. We are also permitted to sell our assets substantially as an entirety to another corporation or other entity.

With regard to the corresponding subordinated debt securities, however, we may not take any of these actions unless all the following conditions are met:

•

If the successor entity in the transaction is not The Goldman Sachs Group, Inc., the successor entity must be organized as a corporation, partnership or trust and must expressly assume our obligations under the corresponding subordinated debt securities and the underlying subordinated debt indenture with respect to that series. The successor entity may be organized under the laws of any jurisdiction, whether in the United States or elsewhere.

•

Immediately after the transaction, no default under the corresponding subordinated debt securities debenture has occurred and is continuing. For this purpose, “default under the corresponding subordinated debt securities” means an event of default with respect to the corresponding subordinated debt securities or any event that would be an event of default with respect to the corresponding subordinated debt securities if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters above under “—Events of Default; Notice”.

If the conditions described above are satisfied with respect to the corresponding subordinated debt securities, we will not need to obtain the approval of the holders of the corresponding subordinated debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of The Goldman Sachs Group, Inc. but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

Also, if we merge, consolidate or sell our assets substantially as an entirety and the successor is a non-U.S. entity, neither we nor any successor would have any obligation to compensate the holder of the corresponding subordinated debt securities for any resulting adverse tax consequences relating to the corresponding subordinated debt securities.

Subordination

The corresponding subordinated debt securities are subject to the provisions in the subordinated debt indenture that may prohibit us from making payments on the corresponding subordinated debt securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under either of the senior debt indentures and all warrants we will issue under the warrant indenture. The subordinated debt indenture defines “senior indebtedness” as all indebtedness and obligations of, or guaranteed or assumed by, The Goldman Sachs Group, Inc. for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing now or in the future, and all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind. Senior debt excludes the corresponding subordinated debt securities and any other indebtedness or obligations specifically designated as being subordinate, or not superior, in right of payment to the corresponding subordinated debt securities.

As used in this section, the term “senior indebtedness” means (1) senior debt (as described below), but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business, and (2) the allocable amounts of senior subordinated debt (as described below). For this purpose, accrued liabilities arising in the ordinary course of business do not include indebtedness for money borrowed.

“Senior debt” means any obligation of The Goldman Sachs Group, Inc. to its creditors, whether now outstanding or subsequently incurred, other than any obligation as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that the obligation is not senior debt; provided that senior debt does not include senior subordinated debt or junior subordinated debt.

“Senior subordinated debt” means any obligation of The Goldman Sachs Group, Inc. to its creditors, whether now outstanding or subsequently incurred, as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that the obligation is subordinate and junior in right of payment to senior debt pursuant to subordination provisions (including the definition of senior debt) that are not substantially similar to those applicable to the junior subordinated debentures (provided that the obligation is not subordinate and junior in right of payment to junior subordinated debt).

“Junior subordinated debt” means any obligation of The Goldman Sachs Group, Inc. to its creditors, whether now outstanding or subsequently incurred, as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that the obligation is subordinated and junior in right of payment to senior indebtedness pursuant to subordination provisions (including the definition of senior indebtedness) substantially similar to those applicable to the junior subordinated debentures. “Junior subordinated debt” includes the junior subordinated debentures.

“Allocable amounts”, when used with respect to any senior subordinated debt, means the amount necessary to pay all principal of and premium and interest, if any, on such senior subordinated debt in full less, if applicable, any portion of such amount which would have been paid to, and retained by, the holders of such senior subordinated debt (whether as a result of the receipt of payments by the holders of such senior subordinated debt from The Goldman Sachs Group, Inc., the trustee in respect thereof or any other obligor thereon or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to such senior subordinated debt pursuant to any provision of such indebtedness for the payment over of amounts received on account of such indebtedness to the holders of such senior subordinated debt) but for the fact that such senior subordinated debt is subordinate or junior in right of payment to trade accounts payable or accrued liabilities arising in the ordinary course of business.

The definition of senior indebtedness that applies with respect to the junior subordinated debentures may be different from the definition that applies to other subordinated debt securities issued under the subordinated debt indenture or with respect to any other subordinated indebtedness that we have incurred or may incur in the future.

Because of the definition of senior indebtedness, the junior subordinated debentures will be subordinated in right of payment to virtually all our obligations to our creditors, including most of those that may be subordinated to other obligations, except for trade accounts payable and accrued liabilities arising in the ordinary course of business, the junior subordinated debentures and any comparable series of debentures that we may offer in the future.

Option to Extend Interest Payment Date

If no debenture event of default has occurred or is continuing with respect to the corresponding subordinated debt securities, we may, on one or more occasions, defer interest payments on corresponding subordinated debt securities for up to 10 consecutive semi-annual periods, referred to as an “extension period”. An extension period may not extend beyond the maturity of corresponding subordinated debt securities on February 15, 2034, and may not end on a date other than an interest payment date. No interest will be due and payable on the corresponding subordinated debt securities until the end of the extension period unless corresponding subordinated debt securities are redeemed prior to such time. This applies to any interest that may become due and payable, but as to which the 30-day grace period has not ended, before the extension period begins. Deferral of interest during an extension period will not result in any default or event of default in respect of the corresponding subordinated debt securities or the capital securities.

If the property trustee is the only registered holder of the corresponding subordinated debt securities, we will give the administrative trustees, the property trustee and the subordinated debt trustee notice if we decide to defer interest payments on the corresponding subordinated debt securities as specified in the terms of the corresponding subordinated debt securities. The administrative trustees will then notify the holders of the capital securities of our decision to defer interest payments on the corresponding subordinated debt securities. If the property trustee is not the only registered holder of the corresponding subordinated debt securities, we will notify holders of corresponding subordinated debt securities and the subordinated debt trustee of our election to defer interest payments on the corresponding subordinated debt securities. There is no limitation on the number of times that we may elect to begin an extension period, so long as we are not in default under the subordinated debt indenture. For more information on our option to extend any interest payment period on the corresponding subordinated debt securities and the relation of such extension to payment of distributions on the capital securities, see “Description of the Capital Securities and Related Instruments — Distributions” above.

Redemption

We may redeem the junior subordinated debentures before their maturity:

•	in whole at any time, or in part from time to time, provided that no partial redemption may occur during an extension period, or

•	in whole, but not in part, within 90 days after the occurrence of a tax event or investment company event,

in each case at a redemption price as described above under “Description of the Capital Securities —Redemption or Exchange”.

In the event of a tax event, we will pay any and all taxes, duties, assessments or governmental charges that may be owed by the Issuer Trust to the United States or any other taxing authority.

Additional Amounts

If a tax event has occurred while the property trustee holds any corresponding subordinated debt securities and the Issuer Trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then we will be required to pay additional amounts on the corresponding subordinated debt securities. The amount of any additional amounts will be an amount sufficient so that the net amounts received and retained by the Issuer Trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Issuer Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the Issuer Trust will be in the same position it would have been if it did not have to pay such taxes, duties, assessments or other charges.

Modification of the Subordinated Debt Indenture

As long as corresponding subordinated debt securities are held by or on behalf of the Issuer Trust, no modification may be made that adversely affects the holders of such series of capital securities in any material respect, and no termination of the subordinated debt indenture may occur, and no waiver of any event of default under the subordinated debt indenture with respect to such series of capital securities may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of all outstanding capital securities of such series affected, unless and until the principal of the corresponding subordinated debt securities and all accrued and unpaid interest have been paid in full and certain other conditions have been satisfied. If a consent under the subordinated debt indenture would require the consent of each holder of a series of corresponding subordinated debt securities, no such consent will be given by the property trustee without the prior consent of each holder of the capital securities affected.

The following modifications and amendments to the subordinated debt indenture require the consent of each holder of outstanding corresponding subordinated debt securities of a series (and thus require the consent of each holder of capital securities of the Issuer Trust holding such corresponding subordinated debt securities):

•	a change in the stated maturity date of any payment of principal or interest, or a reduction in the principal amount thereof or the rate of interest thereon;

•	a reduction in or change in the manner of calculating payments due on the corresponding subordinated debt securities;

•	a change in the circumstances in which redemption of the corresponding subordinated debt securities will be permitted;

•	a change in the place of payment or currency in which any payment on the corresponding subordinated debt securities is payable;

•	a limitation of a holder’s right to sue us for the enforcement of payments due on the corresponding subordinated debt securities;

•

a reduction in the percentage of outstanding corresponding subordinated debt securities of a series required to consent to a modification or amendment of the subordinated debt indenture or required to consent to a waiver of compliance with certain provisions of the subordinated debt indenture or certain defaults under the subordinated indenture;

•	a reduction in the requirements contained in the subordinated debt indenture for quorum or voting; and

•	a modification of any of the foregoing requirements contained in the subordinated debt indenture.

We and the trustee under the subordinated debt indenture may, without the consent of any holder of corresponding subordinated debt securities of a series (and thus without the consent of any holder of capital securities of a Trust holding such notes), amend or modify the subordinated debt indenture for the purposes of:

•

evidencing the succession of another corporation to us, and the assumption by such successor of our covenants contained in the subordinated debt indenture and the corresponding subordinated debt securities;

•	adding covenants from us for the benefit of the holders of the corresponding subordinated debt securities or surrendering any of our rights or powers under the subordinated debt indenture;

•	adding any additional events of default for the corresponding subordinated debt securities;

•	evidencing and providing for the acceptance of appointment under the subordinated debt indenture by a successor trustee with respect to the corresponding subordinated debt securities;

•

curing any ambiguity, correcting or supplementing any provision in the subordinated debt indenture that may be defective or inconsistent with any other provision therein or making any other provision with respect to matters or questions arising under the subordinated debt indenture that shall not be inconsistent with any provision therein, provided that such other provisions shall not adversely affect the interests of the holders of the corresponding subordinated debt securities in any material respect or if the corresponding subordinated debt securities are beneficially owned by the Issuer Trust and for so long as any of the capital securities of the Issuer Trust shall remain outstanding the holders of those securities;

•

adding to, changing or eliminating any provision of the subordinated indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act of 1939, provided that such action shall not adversely affect the interest of the holders of the corresponding subordinated debt securities in any material respect; or

•

conforming the terms of the subordinated debt indenture and the corresponding subordinated debt securities to the description of the corresponding subordinated debt securities elsewhere in this prospectus in the manner provided in the subordinated debt indenture.

Any other change to the subordinated debt indenture and corresponding subordinated debt securities of a series would require the approval of the holders of a majority in principal amount of the corresponding subordinated debt securities of that series (and thus a majority in liquidation amount of the capital securities of the Issuer Trust holding the corresponding subordinated debt securities of that series). The same majority approval would be required for us to obtain a waiver of any of our covenants in the subordinated debt indenture.

We may not amend the subordinated debt indenture to alter the subordination of any outstanding corresponding subordinated debt securities without the written consent of each holder of senior indebtedness then outstanding who would be adversely affected. In addition, we may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the corresponding subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of the corresponding subordinated debt securities of that series then outstanding.

Enforcement of Certain Rights by Holders of Capital Securities

If an event of default with respect to a series of corresponding subordinated debt securities has occurred and is continuing and the event is attributable to our failure to pay interest or principal on the corresponding subordinated debt securities on the date the interest or principal is due and payable (and after a 30-day grace period for interest defaults), a holder of the related capital securities may institute a legal proceeding directly against us for enforcement of payment to that holder of the principal of or interest on corresponding subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the related capital securities of that holder (a “direct action”). We may not amend the subordinated debt indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the related capital securities outstanding and affected. We will have the right under the subordinated debt indenture to set-off any payment made to a holder of the related capital securities by us in connection with a direct action.

The holders of at least 25% in aggregate liquidation amount of any series of outstanding capital securities may, by giving notice in writing to us and the subordinated debt trustee, accelerate the corresponding subordinated debt securities with respect to such series upon the occurrence and during the continuance of an event of default under the subordinated debt indenture with respect to such subordinated debt securities (other than an event of default arising from our filing for bankruptcy or the occurrence of other events of bankruptcy, insolvency or reorganization relating to us), if the holders of the corresponding subordinated debt securities or the subordinated debt trustee have not done so. See “— Events of Default; Notice” above for a description of the events of default under the subordinated debt indenture.

The holders of a majority in liquidation amount of all outstanding capital securities of a series may, on behalf of all holders of that series, waive any past default under the subordinated debt indenture with respect to the corresponding subordinated debt securities, except any default in the payment of principal, premium or interest with respect to those debt securities or a non-payment default with respect to a provision of that subordinated debt indenture that cannot be modified without the consent of the holder of each of those debt securities affected.

The holders of related capital securities will not be able to exercise directly any remedies or take any action available to the holders of the corresponding subordinated debt securities other than those set forth in the three preceding paragraphs.

Guarantee and Expense Agreement

The following description summarizes the material provisions of the guarantee and the agreement as to expenses and liabilities. This description is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the guarantee and the expense agreement, including the definitions therein, and the Trust Indenture Act of 1939. The form of the guarantee and the expense agreement have been filed as an exhibit to our registration statement. Reference in this summary to capital securities means the capital securities issued by the Issuer Trust. Whenever particular defined terms of the guarantee or expense agreements are referred to in this prospectus, those defined terms are incorporated in this prospectus by reference.

The Guarantee

The guarantee was executed and delivered by us at the same time the Issuer Trust issued its capital securities. The guarantee is for the benefit of the holders from time to time of the capital securities. The Bank of New York Mellon will act as indenture trustee (referred to below as the “guarantee trustee”) under the guarantee for the purposes of compliance with the Trust Indenture Act of 1939 and the guarantee is qualified as an indenture under the Trust Indenture Act of 1939. The guarantee trustee holds the guarantee for the benefit of the holders of the Issuer Trust’s capital securities.

We irrevocably and unconditionally agree to pay in full on a subordinated basis, to the extent described below, the guarantee payments (as defined below) to the holders of the capital securities, as and when due, regardless of any defense that the Issuer Trust may have or assert other than the defense of payment. The following payments or distributions with respect to the capital securities, to the extent not paid by or on behalf of the Issuer Trust (referred to as the “guarantee payments”), will be subject to the guarantee:

•	any accumulated and unpaid distributions required to be paid on the capital securities, to the extent that the Issuer Trust has funds legally and immediately available to pay them;

•	any redemption price required to be paid on the capital securities, to the extent that the Issuer Trust has funds legally and immediately available to pay it; and

•

upon a voluntary or involuntary termination, winding up or liquidation of the Issuer Trust (unless the corresponding subordinated debt securities are distributed to holders of the capital securities in exchange for their capital securities), the lesser of:

•

the aggregate of the $1,000 liquidation amount and all accumulated and unpaid distributions on the capital securities to the date of payment, to the extent the Issuer Trust has funds available to make the payment; and

•

the amount of assets of the Issuer Trust remaining available for distribution to holders of capital securities after satisfaction of liabilities to creditors of the Issuer Trust as required by applicable law.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the applicable capital securities or by causing the Issuer Trust to pay these amounts to the holders.

The guarantee is an irrevocable and unconditional guarantee on a subordinated basis of the Issuer Trust’s obligations under the capital securities, but will apply only to the extent that the Issuer Trust has funds sufficient to make such payments, and is not a guarantee of collection. If we do not pay any amounts on the corresponding subordinated debt securities, holders of the capital securities will have to rely on the enforcement by the property trustee of the trustee’s rights as registered holder of the corresponding subordinated debt securities, or proceed directly against us for payment of any amounts due on the capital securities. See “— Status of the Guarantee” below.

If and to the extent we do not make payments on the corresponding subordinated debt securities held by the Issuer Trust, the Issuer Trust will not be able to make payments on the capital securities and will not have funds available to do so. The guarantee constitutes an unsecured obligation of ours and will rank subordinate and junior in right of payment to all of our senior indebtedness. See “— Status of the Guarantee” below. Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent we may ourselves be recognized as a creditor of that subsidiary. Accordingly, our obligations under the guarantee will be effectively subordinated to all existing and future liabilities of our subsidiaries, and claimants should look only to our assets for payments. The guarantee does not limit the incurrence or issuance of other secured or unsecured debt of ours, including senior indebtedness, whether under the subordinated debt indenture, any other existing debt indenture or any other indenture that we may enter into in the future or otherwise.

We have, through the guarantee, the trust agreement, the corresponding subordinated debt securities, the subordinated debt indenture and the applicable expense agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer Trust’s obligations under the capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust’s obligations under its capital securities. See “Relationship Among the Capital Securities and the Related Instruments” below.

Status of the Guarantee

The guarantee constitutes an unsecured obligation of ours and is subordinated in right of payment to all of our senior indebtedness in the same manner as the corresponding subordinated debt securities. See “Corresponding Subordinated Debt Securities — Subordination” above.

The guarantee constitutes a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). The guarantee is held for the benefit of the holders of the capital securities. The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the Issuer Trust or upon distribution to the holders of the capital securities of the corresponding subordinated debt securities. The guarantee does not place a limitation on the amount of additional senior indebtedness that may be incurred by us. We expect from time to time to incur additional indebtedness constituting senior indebtedness.

Amendments and Assignment

Except with respect to any changes which do not materially adversely affect the material rights of holders of the capital securities (in which case no vote of the holders will be required), no guarantee may be amended without the prior approval of the holders of a majority of the related outstanding capital securities. The manner of obtaining any such approval will be as described above under “— Voting Rights; Amendment of The Trust agreement”. All guarantees and agreements contained in the guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the capital securities then outstanding. We may not assign our obligations under the guarantees except in connection with a consolidation, merger or amalgamation, or sale of all or substantially all of our assets, involving us that is permitted under the terms of the subordinated debt indenture.

Events of Default

An event of default under the guarantee will occur upon our failure to perform any of our payment obligations under the guarantee or to perform any non-payment obligations if this non-payment default remains unremedied for 30 days. The holders of a majority of the capital securities then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of any guarantee, undertakes to perform only those duties specifically set forth in the guarantee and, after default with respect to any guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of the capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred as a result.

Termination of the Guarantee

The guarantee will terminate and be of no further force and effect upon:

•	the guarantee payments having been paid in full by us, the trust or both; or

•	the distribution of corresponding subordinated debt securities to the holders of the related capital securities in exchange for their capital securities.

The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the capital securities must restore payment of any sums paid under the capital securities or the guarantee in connection with a bankruptcy, insolvency, or similar proceeding involving the Issuer Trust.

Governing Law

The guarantee will be governed by and construed in accordance with the laws of the State of New York.

The Expense Agreement

Pursuant to the expense agreement that was entered into by us under the trust agreement, we irrevocably and unconditionally guarantee to each person or entity to whom the Issuer Trust becomes indebted or liable the full payment of any costs, expenses or liabilities of the Issuer Trust, other than obligations of the Issuer Trust to pay to the holders of any capital securities or other similar interests in the Issuer Trust the amounts owed to holders pursuant to the terms of the capital securities or other similar interests, as the case may be. The expense agreement will be enforceable by third parties.

Our obligations under the expense agreement are subordinated in right of payment to the same extent as the guarantee. Our obligations under the expense agreement are subject to provisions regarding amendment, termination, assignment, succession and governing law similar to those applicable to the guarantee.

Relationship Among the Capital Securities and the Related Instruments

The following description of the relationship among the capital securities, the corresponding subordinated debt securities, the expense agreement and the guarantee is not complete and is subject to, and is qualified in its entirety by reference to, the trust agreement, the subordinated debt indenture, which is incorporated as an exhibit to our SEC registration statement, and the Trust Indenture Act of 1939.

Full and Unconditional Guarantee

Payments of distributions and other amounts due on the capital securities (to the extent the Issuer Trust has funds available for the payment of such distributions) are irrevocably guaranteed by us as described above under “— Guarantee and Expense Agreement — The Guarantee”. Taken together, our obligations under the corresponding subordinated debt securities, the subordinated debt indenture, the trust agreement, the expense agreement, and the guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust’s obligations under the capital securities. If and to the extent that we do not make payments on the corresponding subordinated debt securities, the Issuer Trust will not pay distributions or other amounts due on its capital securities. The guarantee does not cover payment of any amounts when the Issuer Trust does not have sufficient funds to pay such amounts. In such an event, the remedy of a holder of any capital securities is to institute a legal proceeding directly against us pursuant to the terms of the subordinated debt indenture for enforcement of our obligations under the corresponding subordinated debt securities. Our obligations under the guarantee are subordinate and junior in right of payment to all of our senior indebtedness.

If we make payment on the corresponding subordinated debt securities and the Issuer Trust has funds available to make payments on its capital securities but fails to do so, a holder of such capital securities may begin a legal proceeding against us to enforce our obligations under the guarantee to make these payments or to cause the Issuer Trust to make these payments. In the event the Issuer Trust receives payments on the corresponding subordinated debt securities, but these funds are available for payment on the capital securities only after claims made by creditors of the trust are paid, we would be obligated under the expense agreement to pay those claims.

Sufficiency of Payments

As long as payments of interest and other payments are made when due on the corresponding subordinated debt securities, such payments will be sufficient to cover distributions and other payments due on the capital securities, primarily because:

•

the aggregate principal amount of the corresponding subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the capital securities and trust common securities;

•

the interest rate and interest and other payment dates on the corresponding subordinated debt securities will match the distribution rate and distribution and other payment dates for the capital securities;

•

we will pay, under the expense agreement, for all and any costs, expenses and liabilities of the Issuer Trust except the Issuer Trust’s obligations to holders of its capital securities under the capital securities; and

•	the trust agreement provides that the Issuer Trust will not engage in any activity that is inconsistent with the limited purposes of the Issuer Trust.

Notwithstanding anything to the contrary in the subordinated debt indenture, we have the right to set-off any payment we are otherwise required to make under the subordinated debt indenture with a payment we make under the guarantee.

Enforcement Rights of Holders of Capital Securities

A holder of any capital security may, to the extent permissible under applicable law, institute a legal proceeding directly against us to enforce its rights under the subordinated debt indenture or the guarantee without first instituting a legal proceeding against the guarantee trustee, the Issuer Trust or any other person or entity.

A default or event of default under any of our senior indebtedness would not constitute a default or event of default with respect to any capital securities or the corresponding subordinated debt securities. In the event of payment defaults under, or acceleration of, or defaults that permit acceleration of, our senior indebtedness, or acceleration of the corresponding subordinated debt securities, the subordination provisions of the subordinated debt indenture provide that no payments may be made in respect of the corresponding subordinated debt securities until the senior indebtedness has been paid in full or any payment default has been cured or waived.

Limited Purpose of the Issuer Trust

The Issuer Trust’s capital securities evidence a preferred and undivided beneficial interest in the Issuer Trust, and the Issuer Trust exists for the sole purpose of issuing its capital securities and trust common securities and investing the proceeds thereof in corresponding subordinated debt securities and engaging in only those other activities necessary or incidental thereto. A principal difference between the rights of a holder of a capital security and a holder of the corresponding subordinated debt security is that a holder of a corresponding subordinated debt security is entitled to receive from us the principal amount of and interest accrued on corresponding subordinated debt securities held, while a holder of capital securities is entitled to receive distributions from the Issuer Trust (or from us under the guarantee) if and to the extent the Issuer Trust has funds available for the payment of such distributions.

Rights Upon Dissolution

Upon any voluntary or involuntary dissolution of the Issuer Trust (except in connection with the redemption of all capital securities), the holders of the capital securities will be entitled to receive a like amount of corresponding subordinated debt securities in exchange for their capital securities, subject to prior satisfaction of liabilities to creditors of the trust. If the property trustee determines that a distribution of subordinated debt securities is not practical, the holders of capital securities will be entitled to receive a liquidation distribution out of the assets held by the trust after satisfaction of those liabilities. See “— Liquidation Distribution Upon Dissolution” above. Upon any voluntary or involuntary liquidation or bankruptcy of ours, the property trustee, as holder of the corresponding subordinated debt securities, would be a subordinated creditor of ours, subordinated in right of payment to all senior indebtedness as set forth in the subordinated debt indenture, but entitled to receive payment in full of principal and interest, before any stockholders of ours receive payments or distributions. Since we are the guarantor under the guarantee and have agreed, under the expense agreement, to pay for all costs, expenses and liabilities of the Issuer Trust (other than the Issuer Trust’s obligations to the holders of its capital securities), the positions of a holder of the capital securities and a holder of the corresponding subordinated debt securities relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

Notices

Notices to be given to holders of a global capital security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of any capital securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to registered securities issued in global —i.e., book-entry — form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who Is the Legal Owner of a Registered Security?

Each capital security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have capital securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the “holders” of those capital securities. These persons are the legal holders of the capital securities. We refer to those who, indirectly through others, own beneficial interests in capital securities that are not registered in their own names as indirect owners of those capital securities. As we discuss below, indirect owners are not legal holders, and investors in capital securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

The Issuer Trust will issue each capital security in book-entry form only. This means capital securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the capital securities on behalf of themselves or their customers.

For capital securities issued in global form, the Issuer Trust will recognize only the depositary as the holder of the capital securities and the Issuer Trust will make all payments on the capital securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the capital securities.

As a result, investors will not own capital securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the capital securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

In the future the Issuer Trust may terminate a global security and issue capital securities in non-global form. In that case, investors may choose to hold their capital securities in their own names or in street name. Capital securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those capital securities through an account he or she maintains at that institution.

For capital securities held in street name, the Issuer Trust will recognize only the intermediary banks, brokers and other financial institutions in whose names the capital securities are registered as the holders of those capital securities and the Issuer Trust will make all payments on those capital securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold capital securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, the obligations of the Issuer Trust, as well as the obligations of the trustee under the indenture and any other third parties employed by us or the trustee, run only to the holders of the capital securities. Neither we nor the Issuer Trust have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a capital security or has no choice because the Issuer Trust is issuing the capital securities only in global form.

For example, once the Issuer Trust makes a payment or gives a notice to the holder, the Issuer Trust has no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if the Issuer Trust wants to obtain the approval of the holders for any purpose — e.g., to amend the amended and restated trust declaration or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture — the Issuer Trust would seek the approval only from the holders, and not the indirect owners, of the capital securities. Whether and how the holders contact the indirect owners is up to the holders.

Special Considerations for Indirect Owners

If you hold capital securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you capital securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the capital securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the capital securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What Is a Global Security?

The Issuer Trust will issue each capital security in book-entry form only. Each capital security issued in book-entry form will be represented by a global security that the Issuer Trust deposits with and registers in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that the Issuer Trust selects for any capital security for this purpose is called the “depositary” for that capital security. The initial depositary will be The Depository Trust Company, New York, New York, which is known as “DTC.”

Investors may also hold beneficial interests in a global security through Euroclear Bank SA/NV, which is known as “Euroclear” or Clearstream Banking, société anonyme, which is known as “Clearstream,” as DTC participants.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Special Situations When a Global Security Will Be Terminated.” If termination occurs, the Issuer Trust may issue the capital securities through another book-entry clearing system or the capital securities may no longer be held through any book-entry clearing system.

The depositary, or its nominee, will be the sole registered owner and holder of all capital securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose capital security is represented by a global security will not be a holder of the capital security, but only an indirect owner of an interest in the global security.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. The Issuer Trust do not recognize this type of investor or any intermediary as a holder of capital securities and instead deal only with the depositary that holds the global security.

Because the capital securities will be issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the capital securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the capital securities, except in the special situations we describe below;

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the capital securities and protection of his or her legal rights relating to the capital securities, as we describe above under “— Who Is the Legal Owner of a Registered Security?”;

•	An investor may not be able to sell interests in the capital securities to some insurance companies and other institutions that are required by law to own securities in non-book-entry form;

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the capital securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We, the Issuer Trust and the trustees will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We, the Issuer Trust and the trustees also do not supervise the depositary in any way;

•

The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•

Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the global securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that global security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. The Issuer Trust do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the capital securities it represented. After that exchange, the choice of whether to hold the capital securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who Is the Legal Owner of a Registered Security?”.

The special situations for termination of a global security are as follows:

•

if the depositary notifies us and the Issuer Trust that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the depositary that we wish to terminate that global security and we do not appoint another institution to act as depositary within 60 days; or

•	if an event of default has occurred with regard to the corresponding subordinated debt securities under the indenture and has not been cured or waived.

DTC’s current rules provide that it would notify its participants of a request by us or the Issuer Trust to terminate a global security, but will only withdraw beneficial interests from the global security at the request of each DTC participant.

If a global security is terminated, only the depositary, and not we, the Issuer Trust or the trustees is responsible for deciding the names of the institutions in whose names the capital securities represented by the global security will be registered and, therefore, who will be the holders of those capital securities.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearing systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, Euroclear and Clearstream may hold interests in a global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the capital securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those clearing systems could change their rules and procedures at any time. Neither we nor the Issuer Trust have control over those systems or their participants, and neither we nor the Issuer Trust take responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any capital securities held through those clearing systems only on days when those systems are open for business. Those clearing systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the capital securities through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

UNITED STATES TAXATION

This section describes the material United States federal income tax consequences to the purchase, ownership and disposition of the capital securities. The following discussion only addresses the tax consequences to a holder that holds the capital securities as a capital asset for tax purposes.

This section addresses only United States federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your capital securities holdings;

•	a bank;

•	a life insurance company;

•	a thrift institution;

•	a regulated investment company;

•	a tax-exempt organization;

•	a person that owns offered capital securities that are a hedge or that are hedged against interest rate or currency risks;

•	a person that purchases or sells the offered capital securities as part of a wash-sale for tax purposes;

•	a person that owns offered capital securities as part of a straddle or conversion transaction for tax purposes; or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If an entity or arrangement that is treated as a partnership for United States federal income tax purposes holds the capital securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the capital securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the capital securities.

The authorities on which this discussion is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of capital securities may differ from the treatment described below.

Please consult your own tax advisor concerning the consequences of owning the capital securities in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

Classification of the Issuer Trust

Under current law and the trust agreement, the Issuer Trust will not be taxable as a corporation for U.S. federal income tax purposes. As a result, you will be treated as purchasing and owning an undivided beneficial ownership interest in the corresponding subordinated debt securities, and you will be required to take into account your pro rata share of all the items of income, gain, loss, or deduction of the Issuer Trust corresponding to the capital securities you own.

United States Holders

This subsection describes the tax consequences to a United States holder. A holder of capital securities is a United States holder if such holder is a beneficial owner of a capital security and is:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “— Non-United States Holders” below.

Interest Income

Subject to the discussion below under “— Capital Securities Purchased at a Premium,” and provided we will not we exercise our option to defer any payment of interest, you will be taxed on interest on your capital securities as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes. If the capital securities are purchased between interest payment dates, and as a result a portion of the purchase price is attributable to accrued but unpaid interest, the receipt of interest corresponding to the accrued but unpaid interest at the time of purchase will not be includible in income but will instead reduce your tax basis in your capital securities. Additionally, the capital securities could conceivably be treated as “contingent payment debt instruments.” In such a case, cash-basis holders would include interest in income as it accrues.

Market Discount

You will be treated as if you purchased your capital securities at a market discount, and your capital security will be a market discount capital security, if the difference between the liquidation value of the capital securities, and the price you paid for your capital securities is equal to or greater than 0.25 percent of the liquidation value of the capital securities, multiplied by the number of complete years to the corresponding subordinated debt securities’ maturity.

If the liquidation value of your capital securities exceeds the price you paid for the capital securities by less than 0.25 percent multiplied by the number of complete years to the corresponding subordinated debt securities’ maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the retirement or disposition of your capital security as ordinary income to the extent of the accrued market discount on your capital security. Alternatively, you may elect to include market discount in income currently over the life of capital security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the United States Internal Revenue Service. If you own a market discount capital security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your capital security in an amount not exceeding the accrued market discount on your capital security until the retirement or disposition of your capital security.

If you own a market discount capital security, the market discount would accrue on a straight-line basis unless an election is made to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it. You will, however, not include accrued market discount in income unless you elect to do so as described above.

Capital Securities Purchased at a Premium

If you purchased the capital securities at a price which exceeds the liquidation amount of the capital securities, you may elect to treat such excess as “amortizable bond premium.” If you make this election, you will reduce the amount required to be included in your income each accrual period with respect to interest on the capital security by the amount of amortizable bond premium allocable to that accrual period, based on the capital security’s yield to maturity. If the amortizable bond premium allocable to an accrual period exceeds your interest income from the capital securities for such accrual period, such excess is first allowed as a deduction to the extent of interest included in your income in respect of the capital securities in previous accrual periods and is then carried forward to your next accrual period. If the amortizable bond premium allocable and carried forward to the accrual period in which the capital securities are sold, retired or otherwise disposed of exceeds your interest income for such accrual period, you would be allowed an ordinary deduction equal to such excess. If you make an election to amortize bond premium, such election will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke the election without the consent of the Internal Revenue Service. Generally, if you purchase the capital securities at a premium and do not make this election, you will not be permitted to reduce the interest income on the capital securities by the amount of the amortizable bond premium and you may have a capital loss at maturity of the capital securities. The ability to deduct capital losses is subject to significant limitations.

Distribution of Subordinated Debt Securities to Holders of Capital Securities Upon Liquidation of the Issuer Trust

If the Issuer Trust distributes the corresponding subordinated debt securities as described above under the caption “Description of Capital Securities and Related Instruments — Liquidation Distribution Upon Dissolution”, you will receive directly your proportional share of the corresponding subordinated debt securities previously held indirectly through the trust. Under current law, you will not be taxed on the distribution and your holding period and aggregate tax basis in your corresponding subordinated debt securities will be equal to the holding period and aggregate tax basis you had in your capital securities before the distribution. If, however, the trust were to become taxed on the income received or accrued on the subordinated debt securities due to a tax event, the trust might be taxed on a distribution of corresponding subordinated debt securities to you, and you might recognize gain or loss as if you had exchanged your capital securities for the corresponding subordinated debt securities you received upon the liquidation of the trust. You will include interest in income in respect of corresponding subordinated debt securities received from the trust in the manner described above under “— Taxation of Capital Securities — Interest Income”.

Sale or Redemption of Capital Securities

If you sell your capital securities, including through a redemption for cash, you will recognize gain or loss equal to the difference between your adjusted tax basis in your capital securities and the amount you realize on the sale of your capital securities (except to the extent any amount that you realize is treated as a payment of accrued interest on your proportional share of the corresponding subordinated debt securities). Assuming that we do not exercise our option to defer payment of interest on the corresponding subordinated debt securities, your adjusted tax basis in your capital securities generally will be the price you paid for your capital securities, adjusted by: (a) adding any market discount previously included in income with respect to your capital securities, and then (b) subtracting any payments on your capital securities (other than qualified stated interest on the corresponding subordinated debt securities) or amortizable bond premium to the extent that such premium either reduced interest income on your capital securities or gave rise to a deduction on your capital securities.

If the corresponding subordinated debt securities are deemed to be issued with original issue discount as a result of an actual deferral of interest payments, your adjusted tax basis in your capital securities generally will be the price you paid for your capital securities, adjusted by (a) adding any original issue discount or market discount previously includible in income with respect to your capital securities, and then (b) subtracting any payments on your capital securities (other than qualified stated interest on the corresponding subordinated debt securities) or amortizable bond premium applied to reduce interest on your capital securities. This gain or loss generally will be capital gain or loss, except to the extent attributable to market discount, as discussed above. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year.

If we exercise our option to defer any payment of interest on the corresponding subordinated debt securities, our capital securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying corresponding subordinated debt securities. If you sell your capital securities before the record date for the payment of distributions, you will not receive payment of a distribution for the period before the sale. However, you will be required to include accrued but unpaid interest on the corresponding subordinated debt securities through the date of the sale as ordinary income for U.S. federal income tax purposes and to add the amount of accrued but unpaid interest to your tax basis in the capital securities, as discussed above. Your increased tax basis in the capital securities will increase the amount of any capital loss that you may have otherwise realized on the sale. In general, an individual taxpayer may offset only $3,000 of capital losses against regular income during any year.

Non-United States Holders

This subsection describes the U.S. federal income tax consequences to a Non-United States holder. You are a Non-United States holder if you are the beneficial owner of a capital security and are, for U.S. federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a capital security.

If you are a United States holder, this subsection does not apply to you.

U.S. Federal Withholding Tax

Under U.S. federal income tax law, and subject to the discussion of backup withholding below, if you are a Non-United States holder of a capital security:

•

we and other U.S. payors generally will not be required to deduct U.S. withholding tax from payments of principal, premium, if any, and interest, including original issue discount, to you if, in the case of payments of interest or market discount:

1.	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote,

2.	you are not a controlled foreign corporation that is related to us through stock ownership, and

3.	either:

i.

you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or W-8BEN-E or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person,

ii.

you have furnished to the U.S. payor an Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you certify, under penalties of perjury, that such payments are effectively connected with your trade or business in the United States,

iii.

in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for U.S. federal income tax purposes and as a person who is not a United States person,

iv.	the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

a.

a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

b.

a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service), or

c.	a U.S. branch of a non-United States bank or of a non-United States insurance company,

and the withholding foreign partnership, qualified intermediary or U.S. branch, as applicable, has received documentation upon which it may rely to treat the payment as made to a person who is not a United States person that is, for U.S. federal income tax purposes, the beneficial owner of the payment on the capital securities in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service),

v.	the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business,

a.

certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or W-8BEN-E or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

b.	to which is attached a copy of the Internal Revenue Service Form W-8BEN or W-8BEN-E acceptable substitute form, or

vi.

the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a person who is not a United States person that is, for U.S. federal income tax purposes, the beneficial owner of the payment on the capital securities in accordance with U.S. Treasury regulations; and

•	no deduction for any U.S. federal withholding tax will be made from any gain that you realize on the sale or exchange of your capital security.

If you cannot satisfy the requirements described above, payments of interest generally will be subject to a 30% U.S. federal withholding tax unless a tax treaty applies. If a tax treaty applies, you may be eligible for a reduction of or exemption from U.S. federal withholding tax. To claim any exemption from or reduction in the 30% withholding tax, you must provide a properly executed Internal Revenue Service Form W-8BEN or W-BEN-E or an acceptable substitute form claiming a reduction of or an exemption from withholding tax under an applicable tax treaty.

U.S. Federal Income Tax

If you are engaged in a trade or business in the U.S. (and, if a tax treaty applies, maintain a permanent establishment within the U.S.) and receive interest on a capital security that is effectively connected with the conduct of such trade or business (and, if a tax treaty applies, attributable to such permanent establishment) you will be subject to U.S. federal income tax on such interest on a net income basis in generally the same manner as a United States holder. In addition, in certain circumstances, if you are a foreign corporation, you may be subject to a 30% (or, if a tax treaty applies, such lower rate as provided) branch profits tax.

You will not be subject to U.S. federal income tax on any gain realized on the sale or exchange of the capital security, unless:

•

such gain is effectively connected with the conduct of your trade or business in the United States (and, where an applicable tax treaty so provides, is also attributable to a U.S. permanent establishment maintained by you); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

Backup Withholding Tax and Information Reporting

United States Holders

In general, if you are a noncorporate United States holder, we and other payors are required to report to the Internal Revenue Service all payments of principal, and any premium and interest on your capital securities, and the accrual of original issue discount on an original issue discount capital security. In addition, we and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your capital securities before maturity within the United States. Additionally, backup withholding will apply to any payments, including payments of original issue discount, if you fail to provide an accurate taxpayer identification number, or (in the case of interest payments) you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

You generally may obtain a refund of any amounts withheld under the United States backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

Non-United States Holders

In general, if you are a Non-United States holder, payments of principal, premium or interest, including original issue discount, made by us and other payors to you will not be subject to information reporting and backup withholding, provided that the certification requirements described above under “— Non-United States Holders” are satisfied or you otherwise establish an exemption. However, we and other payors are required to report payments of interest on your capital securities, including original issue discount, on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of capital securities effected at a United States office of a broker will not be subject to backup withholding and information reporting if you have furnished to the payor or broker an appropriate Internal Revenue Service Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment as made to a non-United States person.

In general, payment of the proceeds from the disposition of capital securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your U.S. federal income tax liability, by filing a refund claim with the Internal Revenue Service.

It is anticipated that the Issuer Trust or its paying agent will report income on the capital securities to the Internal Revenue Service and to you on Form 1099 by January 31 following each calendar year.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of The Goldman Sachs Group, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K of The Goldman Sachs Group, Inc. for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The historical (i) income statement data, (ii) balance sheet data and (iii) common share data of The Goldman Sachs Group, Inc. as of and for the years ended December 31, 2019, December 31, 2018, December 31, 2017, December 31, 2016 and December 31, 2015, as set forth in “Supplemental Financial Information — Selected Financial Data” in the Annual Report on Form 10-K of The Goldman Sachs Group, Inc. for the year ended December 31, 2019 and incorporated in this prospectus by reference to such Annual Report on Form 10-K have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

With respect to the unaudited financial information of The Goldman Sachs Group, Inc. for the three month periods ended March 31, 2020 and 2019, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated April 30, 2020 incorporated by reference herein states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933.

CAUTIONARY STATEMENT PURSUANT TO THE PRIVATE

SECURITIES LITIGATION REFORM ACT OF 1995

We have included or incorporated by reference in this prospectus statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and “Risk Factors” in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, which are incorporated in this prospectus by reference (and in any of our annual reports for a subsequent fiscal year that are so incorporated). See “Available Information” above for information about how to obtain a copy of this annual report.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

The Goldman Sachs

Group, Inc.

Capital Securities

of

Goldman Sachs Capital I

fully and unconditionally

guaranteed by

The Goldman Sachs

Group, Inc.

Goldman Sachs & Co. LLC